Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-280265 and 333-280265-01
PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 17, 2024)
$400,000,000
Essential Properties, L.P.
5.400% Senior Notes due 2035
guaranteed by
Essential Properties Realty Trust, Inc.

Essential Properties, L.P., a Delaware limited partnership, is offering $400,000,000 aggregate principal amount of 5.400% Senior Notes due 2035 (the “ notes”). The notes will bear interest at the rate of 5.400% per year and will mature on December 1, 2035. Interest on the notes is payable on June 1 and December 1 of each year, commencing on December 1, 2025.
Prior to September 1, 2035 (three months prior to their maturity date) (the “Par Call Date”), Essential Properties, L.P. may redeem the notes at its option, in whole or in part, at any time and from time to time, at the applicable redemption price described under the caption “Description of Notes—Optional Redemption.” On or after the Par Call Date, Essential Properties, L.P. may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed plus unpaid interest accrued thereon to, but not including, the redemption date.
The notes will be Essential Properties, L.P.’s senior unsecured obligations, will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and will be effectively subordinated in right of payment to all of its existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness), to all existing and future indebtedness and other liabilities, whether secured or unsecured, of its subsidiaries and of any entity it accounts for using the equity method of accounting and to all preferred equity not owned by it, if any, in any of its subsidiaries and in any entity it accounts for using the equity method of accounting.
The notes will be fully and unconditionally guaranteed by Essential Properties Realty Trust, Inc., a Maryland corporation. Essential Properties Realty Trust, Inc. does not have any significant operations or material assets other than its direct and indirect investments in Essential Properties, L.P.
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Investing in the notes involves risks. You should read carefully and consider the “Risk Factors” beginning on page S-10 of this prospectus supplement and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein, for factors you should consider before investing in the notes.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	98.317%	$393,268,000
Underwriting discount	0.650%	$2,600,000
Proceeds, before expenses, to Essential Properties, L.P.	97.667%	$390,668,000
__________________
(1)Plus accrued interest from August 21, 2025, if settlement occurs after that date.
The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, S.A., against payment in New York, New York on or about August 21, 2025.
Joint Book-Running Managers

Wells Fargo Securities				Mizuho
BMO Capital Markets	BofA Securities	Capital One Securities	TD Securities	Truist Securities
Co-Managers

Barclays	BNP PARIBAS	Citigroup	Citizens Capital Markets

Goldman Sachs & Co. LLC	Huntington Capital Markets	Morgan Stanley	Regions Securities LLC

Scotiabank	Stifel	Wolfe Capital Markets and Advisory
The date of this prospectus supplement is August 18, 2025.

Prospectus
Neither we nor the underwriters have authorized any person to give you any information or to make any representations in connection with the offering to which this prospectus supplement and the accompanying prospectus relate other than those contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus prepared by us. If given or made, any such information or representations must not be relied upon as having been so authorized. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only on the respective dates of such documents or on the date or dates which are specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or the documents incorporated by reference prior to the date hereof, on the other hand, you should rely on the information in this prospectus supplement. In addition, information that we file with the SEC after the date of this prospectus supplement and that is incorporated by reference in this prospectus supplement and the accompanying prospectus may add, update or change information contained in this prospectus supplement, or the accompanying prospectus or previously incorporated documents. Any information in such subsequent filings that is inconsistent with this prospectus supplement, the accompanying prospectus or a previously incorporated document will supersede the earlier information.
This prospectus supplement does not contain all of the information that is important to you. You should read this prospectus supplement together with the accompanying prospectus, all free writing prospectuses, if any, that we have authorized for use in connection with this offering and all documents incorporated by reference. References to documents or information incorporated by reference in this prospectus supplement or the accompanying prospectus include documents or information deemed to be incorporated by reference herein or therein. The documents incorporated by reference in this prospectus supplement are identified under the caption “Information Incorporated by Reference” in this prospectus supplement.
Unless the context otherwise requires, “we,” “our,” “us” and “our company” mean Essential Properties Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including our operating partnership, and “operating partnership” means Essential Properties, L.P., a Delaware limited partnership, through which we hold substantially all of our assets and conduct our operations.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. Before making an investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. You should also read the audited financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2024 and our unaudited interim financial statements and related notes included in our subsequent Quarterly Reports on Form 10-Q. Such annual report and quarterly reports are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Information Incorporated by Reference.”
Our Company
We are an internally managed real estate company that acquires, owns and manages primarily single-tenant properties that are net leased on a long-term basis to middle-market companies operating service-oriented or experience-based businesses. We generally invest in and lease freestanding, single-tenant commercial real estate facilities where a tenant services its customers and conducts activities that are essential to the generation of the tenant’s sales and profits. As of June 30, 2025, 93.0% of our $507.8 million of annualized base rent was attributable to properties operated by tenants in service-oriented and experience-based businesses. “Annualized base rent” or “ABR” means annualized contractually specified cash base rent in effect on June 30, 2025 or such other date as specified herein for all of our leases (including those accounted for as loans or direct financing leases) commenced as of that date and annualized cash interest on our mortgage loans receivable as of that date.
Substantially all of our assets are held by, and substantially all of our operations are conducted through, our operating partnership, either directly or through subsidiaries. Essential Properties OP G.P., LLC, one of our wholly-owned subsidiaries, is the sole general partner of our operating partnership. As of June 30, 2025, we held a 99.7% limited partner interest in our operating partnership.
Recent Developments
Completed and Pending Investments
During the period from July 1, 2025 through August 13, 2025, we invested $137.1 million, including transaction costs. This amount relates to our investment in 22 new properties and includes $1.0 million of mortgage loans receivable investment and $17.2 million of funding for tenant improvements and construction reimbursement obligations at certain of our properties that generally result in contractually specified rent increases.
As of August 13, 2025, we were party to purchase and sale agreements, letters of intent or similar agreements relating to investments aggregating $218.0 million, excluding transaction costs. This amount relates to our potential investment in 73 new properties.
In the aggregate, for the period from July 1, 2025 through August 13, 2025, our completed and pending investment activity totaled $355.1 million. This amount relates to our investment in 95 new properties and includes $22.3 million of mortgage loans receivable investment and $17.2 million of funding for tenant improvements and construction reimbursement obligations at certain of our properties that generally will result in contractually specified rent increases. For the period from July 1, 2025 through September 30, 2025, we expect to close investments (based on investments under contract and letters of intent) with a weighted average cash cap rate of 8.0%.
Cash cap rates represent annualized contractually specified cash base rent or interest for the first full month after the investment divided by the total amount invested, including transaction costs.

Completed and Pending Dispositions and Loan Payoffs
During the period from July 1, 2025 through August 13, 2025, we completed four property dispositions with an aggregate sale price, net of transaction costs, of $4.7 million at a weighted average cash cap rate of 9.0%. Additionally, during the period from July 1, 2025 through August 13, 2025, we received principal payments of $3.6 million for the payoff of a mortgage loan receivable secured by one property. As of August 13, 2025, we were party to purchase and sale agreements relating to nine property dispositions with an aggregate sale price, excluding transaction costs, of $28.8 million at a weighted average cash cap rate of 6.9%.
While we regard the completion of the pending acquisitions and dispositions described above to be probable, these transactions are subject to customary closing conditions, including the completion of due diligence, and, in the case of properties subject to letters of intent, the negotiation of definitive purchase and sale agreements, and there can be no assurance that these acquisitions and dispositions will be completed on the terms described above or at all.
Total Liquidity, Weighted Average Debt Maturity and Weighted Average Interest Rate
As of August 13, 2025, our total liquidity was approximately $1.2 billion, consisting of $61.9 million of cash and cash equivalents, $635.0 million of availability under our $1.0 billion unsecured revolving credit facility and $511.6 million of anticipated gross proceeds upon physical settlement of forward equity sales agreements outstanding. After giving effect to $365.0 million outstanding under our revolving credit facility, as of August 13, 2025, our weighted average debt maturity was 3.7 years and our weighted average interest rate was 4.2%.
Historical Balance Sheet Data
The following tables presents historical investment, portfolio and other data as of the dates presented:

	June 30, 2021	June 30, 2025
Number of Properties	1,325	2,190
Square Footage (mm)	11.6	23.6
Concepts	402	606
Percentage Leased	99.8%	99.6%
WALT (Yrs)	14.0	14.3
Sale-Leaseback (% of Cash ABR during trailing four quarters)	87.9%	93.1%
Master Leases (% of Cash ABR)	59.5%	66.2%
Unit-Level Rent Coverage	3.2x	3.4x
Average Investment / Property ($mm)	$2.2	$3.0
Unit-Level Reporting (% of Cash ABR)	98.3%	99.1%
Top 10 Tenants (% of Cash ABR)	19.5%	17.6%
Trailing 8 Quarter Average Investment Volume ($mm)	$175.3	$299.2
Trailing 8 Quarter Average Investment Cash Cap Rate	7.2%	7.9%
Trailing 8 Quarter Average Investment GAAP Cap Rate %	7.9%	9.2%
Trailing 8 Quarter Average Number of Transactions / Properties	28 / 79	33 / 73
Total Assets ($mm)	$2,948.7	$6,289.6
Pro Forma Net Debt to Annualized Adjusted EBITDAre	4.6x	3.5x
Fixed Charge Coverage Ratio(1)	6.7x	5.4x
Dividend Payout Ratio %(2)	66.2%	63.1%
Revolving Credit Facility Size (Maximum) ($mm)	$400.0	$1,000.0
Total Liquidity ($mm)(3)	$529.7	$1,328.5
Annualized Free Cash Flow ($mm)(4)	$54.0	$137.5
__________________
(1)Adjusted EBITDAre divided by cash interest expense for the three months ended June 30, 2021 or 2025.
(2)Common dividends paid during the three months ended June 30, 2021 or 2025 divided by AFFO for the same periods.

(3)Cash and cash equivalents and restricted cash plus revolving credit facility availability plus expected proceeds from unsettled forward equity as of June 30, 2021 or 2025.
(4)AFFO for the three months ended June 30, 2021 or 2025 minus common dividends paid during the same periods, multiplied by four.
See below for reconciliations for the periods presented of net income to EBITDA, EBITDAre, adjusted EBITDAre and annualized adjusted EBITDAre, and total unsecured debt to net debt:

(Dollars amounts in thousands, unaudited)	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Net Income	$63,370	$56,281	$55,548	$49,293	$51,676
Depreciation and amortization	38,590	34,993	32,829	30,879	29,927
Interest expense	24,998	23,793	23,958	21,627	17,361
Interest income	(711)	(614)	(559)	(1,169)	(847)
Income tax expense	156	158	157	159	155
EBITDA	126,403	114,611	111,933	100,789	98,272
Provision for impairment of real estate	612	5,883	2,587	5,695	2,812
Gain on disposition of real estate, net	(2,076)	(4,984)	(4,575)	243	(134)
EBITDAre	124,939	115,510	109,945	106,727	100,950
Adjustment for current quarter re-leasing, acquisition and disposition activity(1)	3,493	4,267	3,856	5,052	5,446
Adjustment for other non-core and non-recurring activity(2)	(194)	2,487	(784)	319	(2,196)
Adjustment to exclude termination/prepayment fees and certain percentage rent(3)	(157)	(157)	(93)	(172)	(19)
Adjusted EBITDAre - Current Estimated Run Rate	$128,081	$122,107	$112,924	$111,926	$104,181
Annualized Adjusted EBITDAre	$512,324	$488,428	$451,696	$447,704	$416,724

Total Unsecured Debt	$2,330,000	$2,130,000	$2,130,000	$2,210,000	$1,925,000
Gross debt	$2,330,000	$2,130,000	$2,130,000	$2,210,000	$1,925,000
Less: cash & cash equivalents	(20,777)	(47,003)	(40,713)	(32,656)	(23,557)
Less: restricted cash available for future investment	(292)	—	(4,265)	(6,055)	(935)
Net Debt	$2,308,931	$2,082,997	$2,085,022	$2,171,289	$1,900,508
Less: Unsettled forward equity	(507,442)	(410,436)	(380,848)	(625,972)	(318,660)
Pro Forma Net Debt	$1,801,489	$1,672,561	$1,704,174	$1,545,317	$1,581,848

Net Debt / Annualized Adjusted EBITDAre	3.5x	3.4x	3.8x	3.5x	3.8x

(Dollars amounts in thousands, unaudited)	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2021
Net Income	$47,123	$49,271	$46,088	$23,400
Depreciation and amortization	28,525	27,440	26,212	17,184
Interest expense	15,597	15,760	12,633	7,811
Interest income	(493)	(595)	(330)	(17)
Income tax expense	156	164	162	61
EBITDA	90,908	92,040	84,765	48,439
Provision for impairment of real estate	3,752	1,903	165	398
Gain on disposition of real estate, net	(1,512)	(4,847)	(1,859)	(3,710)
EBITDAre	93,148	89,096	83,071	45,127
Adjustment for current quarter re-leasing, acquisition and disposition activity(1)	4,122	4,506	3,647	2,945
Adjustment for other non-core and non-recurring activity(2)	392	185	(16)	1,191
Adjustment to exclude termination/prepayment fees and certain percentage rent(3)	(183)	(144)	(205)	—
Adjusted EBITDAre - Current Estimated Run Rate	$97,479	$93,643	$86,497	$49,263
Annualized Adjusted EBITDAre	$389,916	$374,572	$345,988	$197,052

Total Unsecured Debt	$1,680,000	$1,680,000	$1,605,000	$1,030,000
Gross debt	$1,680,000	$1,680,000	$1,605,000	$1,030,000
Less: cash & cash equivalents	(79,161)	(39,807)	(36,106)	(126,465)
Less: restricted cash available for future investment	(3)	(9,156)	(5,912)	(3,212)
Net Debt	$1,600,836	$1,631,037	$1,562,982	$900,323
Less: Unsettled forward equity	(184,178)	(130,591)	(272,602)	—
Pro Forma Net Debt	$1,416,658	$1,500,446	$1,290,380	$900,323

Net Debt / Annualized Adjusted EBITDAre	3.6x	4.0x	3.7x	4.6x
__________________
(1)Adjustment assumes all re-leasing activity, investments in and dispositions of real estate and loan repayments completed during the periods presented had occurred on the first day of the respective period.
(2)Adjustment is made to i) exclude non-core adjustments made in computing Core FFO, ii) exclude changes in our provision for credit losses and iii) eliminate the impact of seasonal fluctuation in certain non-cash compensation expense recorded in the period.
(3)Adjustment excludes lease termination or loan prepayment fees and contingent rent (based on a percentage of the tenant’s gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease, if any.

See below for reconciliation of annualized free cash flow for the periods presented:

	Three Months Ended
(Dollars amounts in thousands, unaudited)	June 30, 2021	June 30, 2025
Net income	$23,400	$63,370
Depreciation and amortization of real estate	17,158	38,549
Provision for impairment of real estate	398	612
Gain on dispositions of real estate, net	(3,710)	(2,076)
Other non-recurring expenses(1)	4,461	—
Straight-line rental revenue, net	(5,220)	(12,105)
Non-cash interest	417	1,357
Non-cash compensation expense	1,856	3,496
Other amortization expense	1,315	268
Other non-cash adjustments	(168)	461
Capitalized interest expense	(15)	(911)
AFFO	39,892	93,021
(-) Dividends paid (6 months ended June 30,)	(52,101)	(114,263)
(+) Dividends paid (3 months ended March 31,)	25,703	55,608
Free cash flow	13,494	34,366
Annualized free cash flow	$53,976	$137,464
_________________
(1)Includes non-recurring expenses of $4.4 million of loss on repayment of secured borrowings during the three months ended June 30, 2021.
Our Tax Status
We elected to qualify as a real estate investment trust (“REIT”) for federal income tax purposes commencing with our taxable year ended December 31, 2018. We believe that our organization and operations allowed us to qualify as a REIT for federal income tax purposes commencing with such taxable year, and we intend to continue operating in such a manner. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gains. See “Federal Income Tax Considerations” in the accompanying prospectus.
Corporate Information
We were incorporated under the laws of Maryland on January 12, 2018. Our principal executive offices are located at 902 Carnegie Center Boulevard, Suite 520, Princeton, New Jersey 08540. Our main telephone number is (609) 436-0619. Our website is http://www.essentialproperties.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Information Incorporated By Reference”) is not incorporated by reference into this prospectus supplement, and you should not consider it a part of this prospectus supplement, the accompanying prospectus or the registration statement of which they are a part.

THE OFFERING
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section entitled “Description of Notes” of this prospectus supplement contains a more detailed description of the terms and conditions of the notes and the indenture governing the notes. For purposes of this section entitled “The Offering” and the section entitled “Description of Notes,” references to “we,” “us” and “our” refer only to Essential Properties, L.P. and not to its subsidiaries, and references to the “Guarantor” refer only to Essential Properties Realty Trust, Inc.

Issuer of Notes	Essential Properties, L.P.

Guarantor	Essential Properties Realty Trust, Inc.

Securities Offered	$400,000,000 aggregate principal amount of 5.400% Senior Notes due 2035

Maturity Date	December 1, 2035

Interest Rate	5.400% per year

Interest Payment Dates	Interest on the notes will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2025.

Ranking of Notes
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:
•all of our existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);
•all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries and of any entity we account for using the equity method of accounting; and
•all preferred equity not owned by us, if any, in any of our subsidiaries and in any entity we account for using the equity method of accounting.

Guarantee
The notes will be fully and unconditionally guaranteed by the Guarantor. The guarantee of the notes will be a senior unsecured obligation of the Guarantor and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of the Guarantor. The Guarantor’s guarantee of the notes will be effectively subordinated in right of payment to:
•all of the Guarantor’s existing and future secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness or guarantees);
•all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Guarantor’s consolidated subsidiaries (including us) and of any entity the Guarantor accounts for using the equity method of accounting; and
•all preferred equity not owned by the Guarantor, if any, in any of the Guarantor’s consolidated subsidiaries (including us) and in any entity the Guarantor accounts for using the equity method of accounting.
The Guarantor generally does not have any significant operations or material assets other than its direct and indirect investments in us.

Optional Redemption
Prior to the Par Call Date, we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price in cash (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in this prospectus supplement) plus 20 basis points less (b) unpaid interest accrued thereon to, but not including, the redemption date; and
(2)100% of the principal amount of the notes to be redeemed, plus, in either case, unpaid interest accrued thereon to, but not including, the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed plus unpaid interest accrued thereon to, but not including, the redemption date.

Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $390.0 million, after deducting the underwriting discount and other estimated expenses.
We intend to use the net proceeds from this offering (i) to repay amounts outstanding under our revolving credit facility and (ii) for general corporate purposes, including funding future investment activity. See “Use of Proceeds.”
Affiliates of certain of the underwriters are lenders and, in certain cases, agents under our revolving credit facility and will receive pro rata portions of the net proceeds from this offering used to repay the balance outstanding thereunder.

Certain Covenants
The indenture governing the notes will contain certain covenants that, among other things, limit:
•our ability and the ability of the Guarantor to consummate a merger, consolidation or sale of all or substantially all of our assets; and
•the ability of the Guarantor and its subsidiaries, including us, to incur secured and unsecured indebtedness.

No Limitation on Incurrence of New Debt	Subject to compliance with covenants relating to our aggregate debt, debt service, maintenance of total unencumbered assets and secured aggregate debt, the indenture will not limit the amount of debt we may issue under the indenture or otherwise.

Further Issuances	We may in the future, without the consent of noteholders, issue additional notes on the same terms and conditions as the notes being offered hereby, except for any difference in the issue date, public offering price, interest accrued prior to the issue date of the additional notes, and, if applicable, the initial interest payment date. The notes and any additional notes of such series subsequently issued under the indenture would be treated as a single series for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, however, that if such additional notes will not be fungible with the previously issued notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

No Public Market
The notes offered hereby are a new issue of securities with no established trading market.
We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Certain of the underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.

Book-Entry Form	The notes will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”), in New York, New York. Beneficial interests in the global certificates representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances.

Governing Law	The indenture, the notes and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Risk Factors
Investing in the notes involves risks. You should carefully read and consider the information set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes.

Trustee	U.S. Bank Trust Company, National Association

RISK FACTORS
Investing in the notes involves risks. Before making an investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, adjusted funds from operations and prospects and might cause you to lose all or a part of your investment in the notes. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements” included elsewhere in this prospectus supplement.
Risks Related to this Offering and the Notes
Our indebtedness may expose us to the risk of default under our debt obligations and limit our ability to obtain additional financing and fulfill our obligations under the notes.
As of August 13, 2025, the outstanding principal amount of our consolidated indebtedness was approximately $2.5 billion, all of which was incurred by our operating partnership or its subsidiaries. As of August 13, 2025, this debt is comprised of $1.7 billion of principal outstanding on our unsecured term loans, $400.0 million of principal outstanding under our senior unsecured notes and $365.0 million outstanding under our revolving credit facility (all of which will be repaid with a portion of the net proceeds from this offering). As of August 13, 2025, we had approximately $635.0 million of borrowing capacity available (subject to customary conditions) under our revolving credit facility and $61.9 million of cash and cash equivalents. Any borrowings under our revolving credit facility that are repaid with any net proceeds from this offering may be reborrowed, subject to customary conditions.
The requirements imposed by our debt agreements with regard to servicing the debt through payments of principal and/or interest, as well as, the limitations associated with the applicable restrictive covenants, subject us to the potential for defaulting on those debt agreements through the failure to satisfy the debt service requirements or non-compliance with the covenants. An occurrence of default could cause the debt to become due and payable. Provisions of our other debt agreements may contain cross default provisions whereby the default on one of our debt agreements could cause other debt agreements to be in default, leading those debt agreements to also be due and payable.
Our default on our debt agreements could have significant adverse consequences to holders of the notes, including the following:
•our cash flow may be insufficient to meet our required principal and interest payments with respect to the notes and our other indebtedness;
•we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon investment opportunities or meet ongoing operational needs;
•we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of the maturing indebtedness;
•because a portion of our debt bears interest at variable rates, increases in interest rates could increase our interest expense, thereby adversely impacting our cash flows;
•should we seek to hedge any of our floating rate indebtedness, we may be unable to hedge floating rate debt, counterparties may fail to honor their obligations under any hedge agreements we enter into, such agreements may not effectively hedge interest rate fluctuation risk, and, upon the expiration of any hedge agreements we enter into, we would be exposed to then-existing market rates of interest and future interest rate volatility;
•we may be forced to dispose of properties, possibly on unfavorable terms or in violation of certain covenants to which we may be subject;

•we may default on any secured debt obligations we may have and the lenders or mortgagees may foreclose on our properties subject to such indebtedness or our interests in the entities that own the properties that secure their loans and receive an assignment of rents and leases;
•we may be restricted from accessing some of our excess cash flow after debt service;
•we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations; and
•our default under any loan with cross-default provisions could result in a default on other indebtedness.
If any one of these events were to occur, our financial condition, results of operations, cash flows and cash available for distribution, including our ability to satisfy our debt service obligations with respect to the notes, could be materially adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Internal Revenue Code of 1986, as amended.
Additionally, payments of principal and interest on borrowings may leave us with insufficient cash resources to meet our other cash needs or to make distributions to our common stockholders that are necessary to maintain our REIT qualification.
The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.
The notes will be our operating partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:
•all of our operating partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);
•all existing and future indebtedness and other liabilities, whether secured or unsecured, of our operating partnership’s subsidiaries and of any entity our operating partnership accounts for using the equity method of accounting; and
•all preferred equity not owned by our operating partnership, if any, in any of our operating partnership’s subsidiaries and in any entity our operating partnership accounts for using the equity method of accounting.
Similarly, our guarantee of the notes will be our senior unsecured obligation and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness and guarantees. Our guarantee of the notes will be effectively subordinated in right of payment to:
•all of our existing and future secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness or guarantees);
•all existing and future indebtedness and other liabilities, whether secured or unsecured, of our consolidated subsidiaries (including our operating partnership) and of any entity we account for using the equity method of accounting; and
•all preferred equity not owned by us, if any, in any of our consolidated subsidiaries (including our operating partnership) and in any entity we account for using the equity method of accounting.
Although the indenture that will govern the notes will contain covenants that will limit the ability of our company and its subsidiaries (including our operating partnership) to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions. Moreover, our company and its subsidiaries (including our operating partnership) may be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants.

In the event of the bankruptcy, liquidation, reorganization or other winding up of our operating partnership or our company, assets that secure any of our respective secured indebtedness, secured guarantees and other secured obligations will be available to pay our respective obligations under the notes or the guarantee of the notes, as applicable, and our other respective unsecured indebtedness, unsecured guarantees and other unsecured obligations only after all of our respective indebtedness, guarantees and other obligations secured by those assets have been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all the notes or the guarantee of the notes, as the case may be, then outstanding. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of the subsidiaries of our operating partnership or our company, the rights of holders of indebtedness and other obligations of our operating partnership (including the notes) or our company (including our guarantee of the notes), as the case may be, will be effectively subordinated to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that our operating partnership or our company, is itself a creditor with recognized claims against that subsidiary, in which case those claims would still be effectively subordinated to all debt secured by mortgages or other liens on the assets of that subsidiary (to the extent of the value of those assets) and would be subordinate to all indebtedness of that subsidiary senior to that held by our operating partnership or our company, as the case may be. Moreover, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of our operating partnership or our company, the rights of holders of indebtedness and other obligations of our operating partnership (including the notes) or our company (including our guarantee of the notes), as the case may be, will be effectively subordinated to any equity interests in that subsidiary held by persons other than our operating partnership or our company, as the case may be. In addition, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary or other entity that our operating partnership or our company accounts for using the equity method of accounting, the rights of holders of indebtedness and other obligations of our operating partnership (including the notes) or our company (including our guarantee of the notes) will be subject to the prior claims of that entity’s creditors and the holders of any indebtedness or other obligations of that entity, except to the extent that our operating partnership or our company, as the case may be, is itself a creditor with recognized claims against that entity, in which case those claims would still be effectively subordinated to all debt secured by mortgages or other liens on the assets of that entity (to the extent of the value of those assets) and would be subordinate to all indebtedness of that entity senior to that held by our operating partnership or our company, as the case may be.
We may not be able to generate sufficient cash flow to meet our debt service obligations.
Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash flows from our operations in the future. Our operating cash flow is subject to, among other factors, general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control. The instruments and agreements governing some of our outstanding indebtedness (including borrowings under our revolving credit facility) contain provisions that require us to repay that indebtedness under specified circumstances or upon the occurrence of specified events (including certain changes of control of our company) and our future debt agreements and debt securities may contain similar provisions or may require that we repurchase or offer to repurchase the applicable indebtedness for cash under specified circumstances or upon the occurrence of specified changes of control of our company or our operating partnership or other events. We may not have sufficient funds to pay our indebtedness when due (including upon any such required repurchase, repayment or offer to repurchase), and we may not be able to arrange for the financing necessary to make those payments, on favorable terms or at all. In addition, our ability to make required payments on our indebtedness when due (including upon any such required repurchase, repayment or offer to repurchase) may be limited by the terms of other debt instruments or agreements. Any of these events could materially adversely affect our ability to make payments of principal and interest on the notes when due and could prevent us from making those payments altogether.
We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs, including cash distributions necessary to maintain our REIT status. Additionally, if we incur additional indebtedness, including for the purpose of funding future investment activities or for any other purpose, our debt service obligations would increase.

We may need to or seek to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:
•our financial condition, results of operations and market conditions at the time; and
•restrictions in the agreements governing our indebtedness.
As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity financing, delaying additional investments in income producing properties, postponing capital expenditures, or discontinuing the pursuit of strategic acquisitions or alliances, any of which could have a material adverse effect on our financial condition, results of operations, cash flows, the trading price of our securities (including the notes) and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.
The agreements governing our indebtedness contain, and the indenture governing the notes will contain, restrictions and covenants which may limit our ability to enter into or obtain funding for certain transactions and operate our business.
The agreements governing our indebtedness contain and the indenture governing the notes will contain restrictions and covenants that limit or will limit our ability to operate our business. The agreements governing our indebtedness contain covenants and other restrictions that will affect, among other things, our ability to:
•incur indebtedness;
•create liens on assets;
•sell or substitute assets;
•modify certain terms of our leases;
•manage our cash flows; and
•make distributions to equity holders.
The indenture governing the notes will also contain covenants and other restrictions that will affect, among other things, our ability to:
•consummate a merger, consolidation or sale of all or substantially all of our assets; and
•incur secured and unsecured indebtedness.
In addition, the indenture governing the notes will require us to maintain at all times a specified ratio of unencumbered assets to unsecured debt. These covenants, as well as any additional covenants to which we may be subject in the future because of additional indebtedness, could cause us to forgo investment opportunities or obtain financing that is more expensive than financing we could obtain if we were not subject to such covenants.
If the financial performance of the collateral for our indebtedness under our master trust funding program fails to achieve certain criteria, cash from such collateral may be unavailable to us until the terms are cured or the debt refinanced. The occurrence of these events limits the amount of cash available to us for use in our business.

Despite our current level of indebtedness, we may incur significantly more debt, which could exacerbate any or all of the risks described above, and adversely impact our ability to pay the principal of or interest on the notes.
We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our revolving credit facility and certain other indebtedness (including the indenture governing the notes) limit, and the indenture governing the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, we may, in compliance with these restrictions, incur additional indebtedness, which could be substantial. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our leverage as described above, including our possible inability to service our debt, would increase. In addition, the agreements governing our revolving credit facility and certain other indebtedness, and the indenture governing the notes, will not prevent us from incurring obligations that do not constitute indebtedness.
Our company does not have any significant operations or material assets other than its direct and indirect investments in our operating partnership.
The notes will be fully and unconditionally guaranteed by our company. Our company does not have any significant operations or material assets other than its direct and indirect investments in our operating partnership. Accordingly, if our operating partnership fails to make a payment on the notes when due, there can be no assurance that we would have the necessary funds to pay that amount due pursuant to our guarantee.
Furthermore, as described above under “—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes,” our guarantee will be effectively subordinated in right of payment to:
•all of our existing and future secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness or guarantees);
•all existing and future indebtedness and other liabilities, whether secured or unsecured, of our consolidated subsidiaries (including our operating partnership) and of any entity we account for using the equity method of accounting; and
•all preferred equity not owned by us, if any, in any of our consolidated subsidiaries (including our operating partnership) and in any entity we account for using the equity method of accounting.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.
Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantee provided by our company, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred or entered into its guarantee:
•received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;
•was insolvent or rendered insolvent by reason of the incurrence of the guarantee;
•was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or
•intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.
In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
•the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;
•the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or
•it could not pay its debts as they become due.
The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.
We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by our company for its guarantee of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against such guarantor. In addition, the court might direct holders of the notes to repay any amounts already received from a guarantor. If the court were to void our company’s guarantee, require the return of monies paid by such guarantor or subordinate the guarantee to other obligations of such guarantor, we could not assure you that funds would be available to pay the notes from any of our subsidiaries or from any other source.
There is no prior public market for the notes, and if an active trading market does not develop for the notes, you may not be able to resell them.
We do not intend to apply for the listing of the notes on any national securities exchange or any automated dealer quotation system. As a result, an active trading market for the notes may not develop or be sustained. We have been informed by certain of the underwriters that they currently intend to make a market in the notes after this offering is completed. However, the underwriters are not obligated to make a market in the notes, and one or more of the underwriters may cease market-making at any time. We cannot assure you that any market for the notes will develop, or if one does develop, that it will be liquid. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our credit rating, our operating performance and financial condition and other factors. If an active trading market does not develop, the market price and liquidity of the notes may be adversely affected. As a result, we cannot ensure you that you will be able to sell any of the notes at a particular time, at attractive prices, or at all. Thus, you may be required to bear the financial risk of your investment in the notes indefinitely.
Our management has significant flexibility in applying the net proceeds we expect to receive in this offering. We intend to use the net proceeds from this offering as described in “Use of Proceeds,” but because a portion of the net proceeds is not required to be allocated to any specific purpose, investment or transaction, you cannot determine at this time the value or propriety of our application of that portion of the net proceeds, and you may not agree with our decisions. In addition, our use of the net proceeds from this offering may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could have a material adverse effect on our financial condition, results of operations, business or prospects. See “Use of Proceeds.”
The market price of the notes may fluctuate significantly.
The market price of the notes may fluctuate significantly in response to many factors, including:
•actual or anticipated variations in our operating results, adjusted funds from operations, cash flows, liquidity or distributions;
•our ability to successfully execute on our investment strategy;
•our ability to successfully complete investments and lease acquired properties;

•changes in our earnings estimates or those of research analysts;
•publication of research reports about us, the real estate industry generally or the sectors in which we invest;
•the failure to maintain our current credit ratings or comply with our debt covenants;
•increases in market interest rates;
•changes in market valuations of similar companies;
•adverse market reaction to any debt or equity securities we may issue or additional debt we may incur in the future;
•additions or departures of key management personnel;
•actions by institutional investors invested in our company;
•speculation in the press or investment community;
•high levels of volatility in the credit markets;
•adverse market reactions as a result of epidemics, pandemics or other outbreaks of illness, disease or virus;
•general market and economic conditions; and
•the realization of any of the other risk factors included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Many of the factors listed above are beyond our control. These factors may cause the market price of the notes to decline, regardless of our financial condition, results of operations, business or prospects. We cannot assure you that the market price of the notes will not fall in the future, and as a result it may be difficult for investors to resell the notes at prices they find attractive, or at all.
An increase in interest rates could result in a decrease in the market value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We are not able to predict the future level of market interest rates.
A downgrade in our credit ratings could materially adversely affect our business and financial condition and the market value of the notes.
The credit ratings assigned to the notes and other debt securities of our operating partnership could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies that have rated the notes or other debt securities of our operating partnership downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on the market value of the notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations (including payments on the notes) and to make dividends and distributions to our security holders and could also have a material adverse effect on the market value of the notes.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In particular, statements pertaining to our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for long-term, net leases of freestanding, single-tenant properties, contain forward-looking statements. When used in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately,” and “plan,” and variations of such words, and similar words or phrases, that are predictions of future events or trends and that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans, beliefs or intentions of management.
Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements; accordingly, you should not rely on forward-looking statements as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and may not be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•general business and economic conditions, including those impacting the domestic labor market, and factors such as tariffs impacting international trade;
•risks inherent in the real estate business, including tenant defaults or bankruptcies, illiquidity of real estate investments, fluctuations in real estate values and the general economic climate in local markets, competition for tenants in such markets, potential liability relating to environmental matters and potential damages from natural disasters;
•the performance and financial condition of our tenants;
•the availability of suitable properties to invest in and our ability to acquire and lease those properties on favorable terms;
•our ability to renew leases, lease vacant space or re-lease space as existing leases expire or are terminated;
•volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the Consumer Price Index, and the impact of inflation on us and our tenants;
•the degree and nature of our competition;
•our failure to generate sufficient cash flows to service our outstanding indebtedness;
•our ability to access debt and equity capital on attractive terms;
•fluctuating interest rates;
•availability of qualified personnel and our ability to retain our key management personnel;
•changes in, or the failure or inability to comply with, applicable law or regulation;
•our failure to continue to qualify for taxation as a REIT;
•changes in the U.S. tax law and other U.S. laws, whether or not specific to REITs; and

•additional factors, including, but not limited to, those referred to under the caption “Risk Factors” on Page S-10 of this prospectus supplement, in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q.
You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the document in which they are contained. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future events or of our performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.
Because we operate in a highly competitive and rapidly changing environment, new risks emerge from time to time, and it is not possible for management to predict all such risks, nor can management assess the impact of all such risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual events or results.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $390.0 million, after deducting the underwriting discount and other estimated expenses.
We intend to use the net proceeds from this offering (i) to repay amounts outstanding under our revolving credit facility and (ii) for general corporate purposes, including funding future investment activity.
As of August 13, 2025, our operating partnership had $365.0 million of indebtedness outstanding under its revolving credit facility. Our revolving credit facility bears interest at applicable monthly term SOFR, plus an applicable margin set according to our credit ratings provided by Standard & Poor’s Ratings Services (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and/or Fitch Ratings (“Fitch”). As of August 13, 2025, our revolving credit facility bore interest at monthly term SOFR plus 0.775% per annum and incurred a revolving facility fee of 0.15% per annum, set according to our credit ratings provided by S&P, Moody’s and/or Fitch. Our revolving credit facility has a maturity date of February 6, 2029 (extendable at our operating partnership’s option until up to February 6, 2030, subject to certain conditions). Any borrowings under our revolving credit facility that are repaid with any such net proceeds may be reborrowed, subject to customary conditions.
Affiliates of certain of the underwriters are lenders and, in certain cases, agents under our revolving credit facility and will receive pro rata portions of the net proceeds from this offering used to repay the balance outstanding thereunder. See “Underwriting.”
Pending the permanent use of the net proceeds from this offering, we intend to invest the net proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with our qualification for taxation as a REIT for federal income tax purposes.

DESCRIPTION OF NOTES
The following description of the terms of the notes (referred to in the accompanying prospectus as the “debt securities”) supplements, and to the extent inconsistent, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. The following description of the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. Unless the context otherwise requires, as used in this section, the terms “we,” “us” and “our” refer only to Essential Properties, L.P. and not to its subsidiaries or Essential Properties Realty Trust, Inc., and the term “Guarantor” refers only to Essential Properties Realty Trust, Inc. and not to its subsidiaries.
General
We will issue the notes under an indenture dated as of June 28, 2021 among us, the Guarantor, as guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee and a supplemental indenture, to be dated as of August 21, 2025, among us, the Guarantor, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (together, the “indenture”). The terms of the notes will include those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all of these terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement of those terms.
The notes will be limited initially to $400.0 million aggregate principal amount. We may in the future, without the consent of holders, issue additional notes on the same terms and conditions as the notes being offered hereby, except for any difference in the issue date, public offering price, interest accrued prior to the issue date of the additional notes, and, if applicable, the initial interest payment date. The notes and any additional notes of such series subsequently issued under the indenture would be treated as a single series for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, however, that if such additional notes will not be fungible with the previously issued notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.
The following description is a summary of the material provisions of the indenture. It does not restate the terms of the indenture in their entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below have the meanings assigned to them in the indenture. Except as set forth in this prospectus supplement under the caption “—Covenants,” the indenture does not contain any provisions applicable to the notes that would limit our, our subsidiaries’ or the Guarantor’s ability to incur indebtedness or that would afford holders of the notes protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.
The notes will be issued only in fully registered form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Principal and Interest
The notes will bear interest at the rate of 5.400% per year and will mature on December 1, 2035. Interest on the notes will accrue from August 21, 2025.
Interest on the notes will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2025 (each such date being an “interest payment date”), to the persons in whose names the notes are registered in the security register on the preceding May 15 or November 15, whether or not a business day, as the case may be (each such date being a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
If any interest payment date, maturity date or earlier date of redemption falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that interest payment date, that maturity date or that date of redemption, as the case may be, until the next business day. For purposes of the notes, a business day means any day, other than a Saturday or Sunday, or legal holidays on which banks in The City of New York are not required or authorized by law or executive order to be closed.
The principal of, and premium, if any, and interest, if any, on, the notes will be payable at the corporate trust office of the trustee, initially located at 111 Fillmore Avenue E, St. Paul, Minnesota 55107; except that, at our option, payment of interest, if any, may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States. Notes may be surrendered for registration of transfer or exchange, and notices or demands to or upon us in respect of the notes and the indenture may be served, at such corporate trust office as well.
If we redeem the notes, we will pay accrued and unpaid interest, if any, to holders of the notes who surrender such notes for redemption. However, if a redemption date falls after a regular record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, due on such interest payment date to the holder of record at the close of business on the corresponding regular record date (instead of the holder surrendering its notes for redemption) and the redemption price shall not include accrued and unpaid interest, if any, up to, but not including, the redemption date.
Ranking
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:
•all of our existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);
•all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries and of any entity we account for using the equity method of accounting; and
•all preferred equity not owned by us, if any, in any of our subsidiaries and in any entity we account for using the equity method of accounting.
The indenture that will govern the notes will not prohibit us or the Guarantor or any of our respective subsidiaries from incurring secured or unsecured indebtedness in the future. Although the indenture will contain covenants that will limit the Guarantor’s ability and the ability of its subsidiaries (including us) to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions. Moreover, the Guarantor and its subsidiaries may be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants.
Assuming we had completed this offering of the notes on August 13, 2025, the notes would not have been subordinated to any existing indebtedness. At such date, we and our subsidiaries had no unsecured indebtedness or preferred equity outstanding other than $1.7 billion of principal outstanding on our unsecured term loans, $400.0 million of principal outstanding under our senior unsecured notes and $365.0 million outstanding under our revolving credit facility (which will also be repaid with a portion of the net proceeds from this offering).
For additional information, see “Risk Factors—Risks Related to this Offering and the Notes—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”
Guarantee
The Guarantor will guarantee our obligations under the notes on a full and unconditional basis, including the due and punctual payment of principal of, and premium, if any, and interest, if any, on, the notes, whether at stated maturity, upon acceleration, upon redemption or otherwise. Under the terms of the guarantee, holders of the notes will not be required to exercise their remedies against us before they proceed directly against the Guarantor. The Guarantor’s obligations under its guarantee of the notes will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the guarantee constituting a fraudulent transfer or conveyance. See “Risk Factors—Risks Related to this Offering and the Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.”
The guarantee of the notes will be a senior unsecured obligation of the Guarantor and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of the Guarantor. The Guarantor’s guarantee of the notes will be effectively subordinated in right of payment to:
•all of the Guarantor’s existing and future secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness or guarantees);
•all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Guarantor’s consolidated subsidiaries (including us) and of any entity the Guarantor accounts for using the equity method of accounting; and
•all preferred equity not owned by the Guarantor, if any, in any of the Guarantor’s consolidated subsidiaries (including us) and in any entity the Guarantor accounts for using the equity method of accounting.
The Guarantor generally does not have any significant operations or material assets other than its direct and indirect investments in us. See “Risk Factors—Risks Related to this Offering and the Notes—Our company does not have any significant operations or material assets other than its direct and indirect investments in our operating partnership.”
For additional information, see “Risk Factors—Risks Related to this Offering and the Notes—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”
Optional Redemption
Prior to September 1, 2035 (three months prior to their maturity) (the “Par Call Date”), we may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price in cash (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) unpaid interest accrued thereon to, but not including, the redemption date; and
(2)100% of the principal amount of the notes to be redeemed, plus, in either case, unpaid interest accrued thereon to, but not including, the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed plus unpaid interest accrued thereon to, but not including, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us as of 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date the notice of redemption is given based upon the yield or yields for the most recent day that appear as of such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.1 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the date of the notice of redemption is given H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the date the notice of redemption is given of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of redemption will be mailed or sent by electronic transmission at least 10 but not more than 60 calendar days before the redemption date to each holder of record of the notes to be redeemed at its last registered address and the trustee (if the notice is to be delivered by us). The notice of redemption for the notes will state, among other things, the aggregate principal amount of notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in payment of the redemption price, interest, if any, will cease to accrue on any notes that have been called for redemption at the redemption date, on and after the redemption date (unless we default in the payment of the redemption price) such notes shall cease to be entitled to any benefit or security under the indenture, and the holders of such notes shall have no right in respect of such notes except the right to receive the redemption price thereof.
If less than all of the notes are to be redeemed at our option, the trustee will select the notes to be redeemed by lot, subject to the customary procedures of DTC (or relevant depositary), in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
In the event of any redemption of the notes in part, we will not be required to:
•issue or register the transfer of any note during a period beginning at the opening of business 15 days before any selection of the notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of the notes to be so redeemed, or
•register the transfer of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Merger, Consolidation or Sale
Under the indenture, we or the Guarantor may consolidate with, or sell, lease or convey all or substantially all of our respective assets to, or merge with or into, any other entity, provided that the following conditions are met:
•we or the Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than us or the Guarantor, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under U.S. laws and expressly assume payment of principal of, and premium, if any, and interest, if any, on, all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture;
•immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and
•an officers’ certificate covering these conditions shall be delivered to the trustee.
In the case of any such consolidation, sale, conveyance or merger, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, us or the Guarantor, as the case may be, under the indenture and, subject to the terms of the indenture, we or the Guarantor, as the case may be, will be released from our or its obligations, as the case may be, under the indenture.
Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, there is uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.
No Protection in the Event of a Change of Control
The indenture and the notes will not contain any provisions that may afford holders of the notes redemption rights or other protection if we or the Guarantor have a change in control. This applies to a change of control resulting from a highly leveraged transaction, which will not necessarily be prevented by the debt-related covenants in the indenture. Similarly, the debt-related covenants will not necessarily prevent a highly leveraged transaction that does not result in a change in control that could adversely affect holders of the notes.
Covenants
Limitations on Debt
Aggregate Debt Test
The Guarantor will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of such additional Debt on a pro forma basis, the aggregate principal amount of all the Guarantor’s outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 60% of the sum of (without duplication):
•the Guarantor’s Total Assets as of the end of the fiscal quarter covered in the Guarantor’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, furnished to the trustee) prior to the incurrence of such additional Debt; and
•the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Guarantor or any of its Subsidiaries since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

Debt Service Test
The Guarantor will not, and will not permit any of its Subsidiaries to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the most recent quarterly period covered in the Guarantor’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, furnished to the trustee) prior to such time, annualized (i.e., multiplied by four) prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:
•such Debt and any other Debt incurred by the Guarantor or its Subsidiaries since the first day of such quarterly period and the application of the proceeds therefrom, including to refinance other Debt since the first day of such period, had occurred at the beginning of such period;
•the repayment or retirement of any other Debt (other than Debt repaid or retired with the proceeds of any other Debt, which repayment or retirement shall be calculated pursuant to the immediately preceding bullet and not this bullet) by the Guarantor or its Subsidiaries since the first day of such quarterly period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period);
•in the case of Acquired Debt or Debt incurred by the Guarantor or any of its Subsidiaries in connection with any acquisition since the first day of such quarterly period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and
•in the case of any acquisition or disposition by the Guarantor or any of its Subsidiaries of any asset or group of assets since the first day of such quarterly period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
If the Debt giving rise to the need to make the calculation described in this covenant or any other Debt incurred after the first day of the relevant quarterly period bears interest at a floating rate (to the extent such Debt has been hedged to bear interest at a fixed rate, only the portion of such Debt, if any, that has not been so hedged), then, for purposes of calculating the Annual Service Charge, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate that would have been in effect during the entire such period had been the applicable rate for the entire such period.
Maintenance of Total Unencumbered Assets
The Guarantor and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Guarantor and its Subsidiaries on a consolidated basis.
Secured Debt Test
The Guarantor will not, and will not permit any of its Subsidiaries to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of the Guarantor’s property or the property of any of its Subsidiaries, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of the Guarantor’s outstanding Debt and the outstanding Debt of its Subsidiaries on a consolidated basis for borrowed money that is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on the

Guarantor’s property or the property of any of its Subsidiaries is greater than 40% of the sum of (without duplication):
•the Guarantor’s Total Assets as of the end of the fiscal quarter covered in the Guarantor’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, furnished to the trustee) prior to the incurrence of such additional Debt; and
•the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Guarantor or any of its Subsidiaries since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.
For purposes of the covenants described under this “—Limitations on Debt,” Debt shall be deemed to be “incurred” by the Guarantor or any of its Subsidiaries whenever the Guarantor or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.
Furthermore, nothing in the covenants described under this “—Limitations on Debt” shall prevent the incurrence by the Guarantor or any of its Subsidiaries of Debt between or among the Guarantor or any of its Subsidiaries.
Existence
Except as permitted under “—Merger, Consolidation or Sale,” the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights, both charter and statutory, and franchises of the Guarantor and its Subsidiaries; provided, however, that the Guarantor will not be required to take any such action to preserve and keep in full force and effect the existence of any Subsidiary or preserve and keep in force and effect any such right or franchise if the Guarantor determines that the preservation of such existence or the right or franchise is no longer desirable in the conduct of the Guarantor’s business and that the loss of such existence, right or franchise is not disadvantageous in any material respect to the holders of the notes.
Payment of Taxes and Other Claims
The Guarantor will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Guarantor or any of its Subsidiaries or upon the Guarantor’s or any such Subsidiary’s income, profits or property and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Guarantor’s or any such Subsidiary’s property; provided, however, that the Guarantor will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings, and provided further that, if a tenant or borrower of the Guarantor or any of its Subsidiaries fails to meet a contractual obligation to pay taxes, assessments or governmental charges related to property leased from or financed by the Guarantor or any of its Subsidiaries, it will not constitute a violation if the Guarantor pays or discharges or causes to be paid or discharged any such tax, assessment or charge promptly following its actual awareness of such failure.
Provision of Financial Information
For so long as the notes are outstanding, if at any time the Guarantor is not subject to the periodic reporting requirements of the Exchange Act for any reason, we will, at our option, either (i) file with the SEC or (ii) post on the Guarantor’s website and will deliver to the trustee within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and audited annual financial statements and accompanying “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that would have been required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, had we been subject to such Exchange Act reporting requirements. The trustee shall have no obligation to determine whether or not such reports, information, statements or documents have been filed, posted or delivered. Delivery of such reports, information, statements and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture.
Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants relating to the notes (as to which the trustee is entitled to rely exclusively on officers’ certificates).
Maintenance of Properties
The Guarantor will cause all of its properties used or useful in the conduct of the Guarantor’s business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of the Guarantor’s and its Subsidiaries’ properties, all as in the Guarantor’s judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Guarantor and its Subsidiaries will not be prevented from selling or otherwise disposing for value the Guarantor’s or its Subsidiaries’ properties in the ordinary course of business.
Insurance
The Guarantor will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.
Certain Definitions
For purposes of the foregoing covenants, the following definitions apply:
“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.
“Annual Service Charge” means, for any period, without duplication, the maximum amount that is payable for interest expense on, and original issue discount of, the Guarantor’s and its Subsidiaries’ Debt in such period.
“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, outstanding as of any date, including all options, warrants or other rights issued by such Person to purchase Capital Stock of such Person.
“Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations of the Guarantor and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):
•interest expense on Debt of the Guarantor and its Subsidiaries,
•provision for taxes of the Guarantor and its Subsidiaries based on income,
•amortization of debt discount, premium and deferred financing costs,

•provisions for unrealized gains and losses, impairment losses, depreciation and amortization and the effect of any other non-cash items,
•amortization or right-of-use assets associated with finance leases of property,
•credit losses recognized on financial assets and certain other instruments not measured at fair value;
•extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, or any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)),
•gains and losses resulting from the extinguishment of debt,
•the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period,
•amortization of deferred charges,
•gains or losses on derivative financial instruments; and
•acquisition expenses.
“Debt” of the Guarantor or any of its Subsidiaries means any indebtedness of the Guarantor or any of its Subsidiaries, excluding any accrued expense or trade payable, whether or not contingent, in respect of:
•borrowed money evidenced by bonds, notes, debentures or similar instruments,
•indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Guarantor or any of its Subsidiaries, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Guarantor or any of its Subsidiaries,
•the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and drawn or amounts representing the balance deferred and unpaid of the purchase price of any property, or all conditional sale obligations or obligations under any title retention agreement, or
•any lease of property by the Guarantor or any of its Subsidiaries as lessee that is reflected on the Guarantor’s consolidated balance sheet and classified as a finance lease in accordance with GAAP; provided, however, that in the case of this clause, Debt excludes operating lease liabilities on a Person’s balance sheet in accordance with GAAP and to the extent, in the case of items of indebtedness under the first and third bullets immediately above, that any such items (other than letters of credit) would appear as a liability on the Guarantor’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Guarantor or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Guarantor or any of its Subsidiaries); provided, however, that the term “Debt” shall not include Permitted Non-Recourse Guarantees of the Guarantor or any of its Subsidiaries until they become primary obligations of, and payments are due and required to be made thereunder by, the Guarantor or any of its Subsidiaries.
“Earnings from Operations” means, for any period, net income excluding gains and losses on sales of investments, net, as reflected in the financial statements of the Guarantor and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Encumbrance” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Guarantor or any of its Subsidiaries securing indebtedness for borrowed money, other than a Permitted Encumbrance.

“GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time.
“Non-Recourse Debt” means Debt of a joint venture or Subsidiary of ours (or an entity in which we are the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including Capital Stock) of the joint venture or Subsidiary of ours (or entity in which we are the general partner or managing member) that is the borrower and is non-recourse to the Guarantor or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of ours (or entity in which we are the general partner or managing member) that is the borrower); provided further that, if any such Debt is partially recourse to the Guarantor or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of ours (or entity in which we are the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”
“Permitted Encumbrances” means leases, Encumbrances securing taxes, assessments and similar charges, mechanics’ liens and other similar Encumbrances.
“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees, indemnities or other customary guarantees provided to lenders (including by means of separate indemnification agreements, carve-out guarantees or pledges of the equity interests in the borrower) under such Non-Recourse Debt in the ordinary course of business of the Guarantor or any of its Subsidiaries in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including Capital Stock) of a joint venture or Subsidiary of ours (or an entity in which we are the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to Guarantor or any of its other Subsidiaries, except for such completion or budget guarantees, indemnities or other guarantees (including by means of separate indemnification agreements or carve-out guarantees or pledges of the equity interests in the borrower) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to non-recourse liability).
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Subsidiary” means, with respect to any Person, a corporation, partnership, trust, joint venture, limited liability company or other entity the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person and which is required to be consolidated with the accounts of such Person. For the purposes of this definition, “voting capital stock” means capital stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.
“Total Assets” means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of the Guarantor’s and its Subsidiaries’ other assets, in each case excluding accounts receivable, right-of-use operating lease assets and non-real estate intangibles, and in each case, determined on a consolidated basis in accordance with GAAP.
“Total Unencumbered Assets” means the sum of the Guarantor’s and its Subsidiaries’ Undepreciated Real Estate Assets and the value determined in accordance with GAAP of all of the Guarantor’s and its Subsidiaries’ other assets, excluding accounts receivable, right-of-use operating lease assets and non-real estate intangibles, in each case not subject to an Encumbrance; provided, however, that “Total Unencumbered Assets” does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.
“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets, loans and direct financing lease receivables, right-of-use assets associated with leases of property required to be reflected as finance leases on the balance sheet of the Guarantor and its Subsidiaries and related intangibles of us and our Subsidiaries on such date, before depreciation and amortization charges and unrealized loan loss allowances, determined on a consolidated basis in accordance with GAAP; provided, however, that “Undepreciated Real Estate Assets” shall not include right-of-use assets associated with leases of property required to be reflected as operating leases on the balance sheet of the Guarantor and its Subsidiaries in accordance with GAAP.
“Unsecured Debt” means Debt of the types described in first and third bullets of the definition thereof that is not secured by any mortgage, pledge, lien, charge or security interest of any kind upon any of the properties of the Guarantor or any of its Subsidiaries.
Events of Default
The indenture provides that the following events are “Events of Default” with respect to the notes:
•default for 30 days in the payment of any installment of interest under the notes;
•default in the payment of the principal amount or any other portion of the redemption price due with respect to the notes, when the same becomes due and payable;
•the guarantee of the Guarantor is not (or is claimed by the Guarantor in writing to the trustee not to be) in full force and effect (other than in accordance with the terms of the indenture) with respect to the notes;
•failure by us or the Guarantor to comply with any of our or the Guarantor’s respective other agreements in the notes or the indenture with respect to the notes upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice;
•failure to pay any Debt (other than Non-Recourse Debt) (a) of ours or the Guarantor or any Subsidiary in which we or the Guarantor has invested at least $50,000,000 in capital (a “Significant Subsidiary”) and (b) in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which Debt is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding notes); or
•certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or the Guarantor or any Significant Subsidiary or all or substantially all of their respective property.
If an Event of Default with respect to the notes occurs and is continuing (other than an Event of Default specified in the last bullet immediately above, which shall result in an automatic acceleration), then, in every case, the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of outstanding notes may rescind and annul the declaration and its consequences if:
•we or the Guarantor shall have deposited with the trustee all required payments of the principal of, and premium, if any, and interest on, the notes, plus certain fees, expenses, disbursements and advances of the trustee; and
•all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof), or premium, if any, and interest on, the notes, have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default:
•in the payment of the principal of, and premium, if any, and interest on, the notes (provided, however, that the holders of a majority in principal amount of the outstanding notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration); or
•in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.
The trustee will be required to give notice to the holders of the notes within 90 days of a default with respect to the notes actually known to the trustee under the indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of, and premium, if any, and interest on, the notes) if the trustee considers such withholding to be in the interest of the holders of notes.
The indenture provides that no holder of the notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default with respect to the notes from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on, the notes at the respective due dates thereof. A holder of notes may not use the indenture to prejudice the rights of another holder of notes or to obtain a preference or priority over another holder of notes, except in the manner provided therein and for the equal and ratable benefit of all holders of notes.
Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes then outstanding under the indenture, unless the holders of notes shall have offered to the trustee security or indemnity reasonably satisfactory to it. The holders of a majority in principal amount of the outstanding notes (or of all the notes then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, or which the trustee determines would involve the trustee in personal liability.
Within 120 days after the close of each fiscal year, we and the Guarantor must deliver an officers’ certificate certifying to the trustee whether or not the signing officers have knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.
Modification, Waiver and Meetings
Modifications and amendments of the indenture with respect to the notes will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of each holder affected:
•reduce the amount of the notes whose holders must consent to an amendment or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on the notes;
•reduce the principal of, or premium, if any, on, or change the fixed maturity of, the notes;
•waive a default in the payment of the principal of, or premium, if any, or interest on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes of and a waiver of the payment default that resulted from such acceleration);
•make the principal of, or premium, if any, or interest on, the notes payable in currency other than that stated in the notes;

•make any change to certain provisions of the indenture relating to, among other things, the right of holders of the notes to receive payment of the principal of, or premium, if any, or interest on, the notes and to institute suit for the enforcement of any such payment and to waivers or amendments;
•waive a redemption payment with respect to the notes; or
•release the Guarantor as a guarantor of the notes other than as provided in the indenture or modify the guarantee in any manner adverse to the holders of the notes.
Notwithstanding the foregoing, modifications and amendments of the indenture with respect to the notes will be permitted to be made by us and the trustee without the consent of any holder of the notes for any of the following purposes:
•to cure any ambiguity, defect or inconsistency in the indenture if this action shall not adversely affect the interests of holders of the notes in any material respect;
•to evidence a successor to us as obligor or the Guarantor as guarantor under the indenture with respect to the notes;
•to make any change that does not adversely affect the interests of the holders of any notes then outstanding;
•to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;
•to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
•to reflect the release of the Guarantor, as guarantor, in accordance with the provisions of the indenture;
•to secure the notes;
•to add guarantors with respect to the notes; and
•to conform the text of the indenture, any guarantee or the notes to any provision of this “Description of Notes” and “Description of Debt Securities” in the accompanying prospectus.
In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of notes, the indenture provides that notes owned by us or the Guarantor or any other obligor upon the notes or any affiliate of ours or the Guarantor or any of the other obligors shall be disregarded.
The indenture contains provisions for convening meetings of the holders of notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us or the Guarantor or the holders of at least 10% in principal amount of the outstanding notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.
Notwithstanding the foregoing provisions, any action to be taken at a meeting of holders of the notes with respect to any action that the indenture expressly provides may be taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding notes may be taken at a meeting at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding notes.
Book-Entry, Delivery and Form
The notes will be represented by one or more global notes that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC.
DTC has advised us and the underwriters that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC was created to hold securities of its participating organizations, or participants, and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants. Neither we nor the trustee have any liability or responsibility for the action or inaction of DTC or any other depository or clearing house.
Unless and until it is exchanged in whole or in part for certificated debt securities in definitive form, a global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.
A further description of DTC’s procedures with respect to the notes is set forth below under the heading “Book-Entry, Delivery and Form.”
Clearstream
Clearstream Banking, S.A. (“Clearstream”) is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.
Euroclear
The Euroclear System (“Euroclear”) was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/ NV (the “Euroclear Operator”) under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking Commission.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.
Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When the notes are to be transferred from the account of a DTC participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive the notes against payment. After settlement, Clearstream or Euroclear will credit the Clearstream Participant’s or Euroclear Participant’s account, as applicable. Credit for the notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending the notes to the relevant U.S. agent acting for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to a DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.
When a Clearstream Participant or Euroclear Participant wishes to transfer the notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear Participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear Participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
Notices
Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; except that notices given to holders holding the notes in book-entry form may be given through the facilities of DTC or any successor depository.
Defeasance of Notes and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that we may be discharged from any and all obligations in respect of the notes (except for certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of cash in U.S. dollars and/or U.S. Government Obligations (as defined below) that, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, and premium, if any, and interest, if any, on, the notes on the stated maturity of those payments in accordance with the terms of the indenture and the notes.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
“U.S. Government Obligations” means securities which are direct obligations of, or guaranteed by, The United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, if such custodian is not authorized (except as required by law) to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.
Defeasance of Certain Covenants
The indenture provides that upon compliance with certain conditions:
•we may omit to comply with certain covenants set forth in the indenture, and
•any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the notes, or covenant defeasance.
The conditions include:
•irrevocably depositing with the trustee cash in U.S. dollars and/or U.S. Government Obligations that, through the payment of principal and interest in accordance with their terms, will provide cash in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, and premium, if any, and interest, if any, on, the notes on the stated maturity of those payments in accordance with the terms of the indenture and the notes, and
•delivering to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
Covenant Defeasance and Events of Default
If we exercise our option to effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any Event of Default, the amount of cash in U.S. dollars and/or U.S. Government Obligations on deposit with the trustee may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:
•either:
◦all notes that have been authenticated and delivered (other than notes that have been destroyed, lost or stolen or destroyed and that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid) to the trustee for cancellation; or
◦all notes that have not been delivered to the trustee for cancellation: (i) have become due and payable by reason of sending a notice of redemption or otherwise; (ii) will become due and payable at their stated maturity within one year; (iii) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense; or (iv) are deemed paid and discharged as set forth under the caption “—Defeasance of Notes and Certain Covenants in Certain Circumstances—Legal Defeasance”; and we, in case of (i), (ii) or (iii), have irrevocably deposited or caused to be deposited with the trustee in trust cash in U.S. dollars and/or U.S. Government Obligations that, through the payment of principal and interest in accordance with their terms, will provide cash sufficient to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal of, and premium, if any, and interest, if any, on, the notes to the date of maturity or redemption, as the case may be, in accordance with the terms of the indenture and the notes;
•we have paid or caused to be paid all sums payable by it under the indenture; and
•we have delivered to the trustee any deliverables required under the indenture.
Governing Law
The indenture, the notes and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York.
Same-Day Settlement and Payment
Settlement for the notes will be made by the purchasers in immediately available funds. All payments of principal of, and premium, if any, and interest, if any, on, the notes will be made by us in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to us.

No Personal Liability
Except as provided in the indenture, no past, present or future trustee, director, officer, employee, stockholder, member, manager or partner of ours or of the Guarantor or of any successor to us or the Guarantor will have any liability for any of our or the Guarantor’s obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting the notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of the notes.
Trustee
U.S. Bank Trust Company, National Association will be the trustee, registrar and paying agent. Under the indenture, the trustee may resign or be removed with respect to the notes, and a successor trustee may be appointed to act with respect to the notes. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of their own affairs. The trustee, subject to the terms of the indenture, will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the notes only after those holders have offered the trustee indemnity satisfactory to it. If an event of default occurs and is continuing and the trustee becomes a creditor of ours or the Guarantor, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us and the Guarantor. If, however, an event of default occurs and is continuing and the trustee acquires any conflicting interest, it must eliminate that conflict or resign.
Additional Information
You may request copies of the indenture and the form of the notes from us.

BOOK-ENTRY, DELIVERY AND FORM
The certificates representing the notes will be issued in fully registered form without interest coupons.
Global Notes
We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the underwriters and ownership of beneficial interests in the global notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.
So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.
Payments of the principal of, and premium (if any) and interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.
We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and on, the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers, registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security (as defined below) for any reason, including to sell notes to persons in states that require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a global note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.
Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the applicable global notes for Certificated Securities, which it will distribute to its participants.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates.
Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers or interests in the global notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform such procedures, and such procedures may be discontinued at any time.
Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Certificated Securities
A global note is exchangeable for certificated notes in fully registered form without interest coupons (“Certificated Securities”) only in the following limited circumstances:
•DTC notifies us that it is unwilling or unable to continue as depositary for the global note and we fail to appoint a successor depositary within 90 days of such notice, or
•there shall have occurred and be continuing an Event of Default with respect to the notes. Certificated Securities may be exchanged for beneficial interests in Global Notes.
The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

UNDERWRITING
Wells Fargo Securities, LLC and Mizuho Securities USA LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$72,000,000
Mizuho Securities USA LLC	52,000,000
BMO Capital Markets Corp.	32,000,000
BofA Securities, Inc.	32,000,000
Capital One Securities, Inc.	32,000,000
TD Securities (USA) LLC	32,000,000
Truist Securities, Inc.	32,000,000
Barclays Capital Inc.	16,000,000
Citigroup Global Markets Inc.	16,000,000
Goldman Sachs & Co. LLC	16,000,000
Morgan Stanley & Co. LLC	16,000,000
Scotia Capital (USA) Inc.	16,000,000
BNP Paribas Securities Corp.	8,000,000
Citizens JMP Securities, LLC	8,000,000
Regions Securities LLC	8,000,000
Huntington Securities, Inc.	4,000,000
Stifel, Nicolaus & Company, Incorporated	4,000,000
WR Securities, LLC	4,000,000
Total	$400,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We and our operating partnership have agreed, jointly and severally, to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and the dealers may re-allow, a discount not in excess of 0.250% of the principal amount of the notes to other dealers. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The expenses of this offering, not including the underwriting discount, are estimated at $0.7 million and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $15,000.
New Issue of Notes
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been informed by certain of the underwriters that they currently intend to make a market in the notes after this offering is completed. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Settlement
We expect that delivery of the notes will be made to investors on or about August 21, 2025, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.
Short Positions
In connection with this offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in this offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Affiliates of certain of the underwriters are lenders and, in certain cases, agents under our revolving credit facility and will receive pro rata portions of the net proceeds from this offering used to repay the balance outstanding thereunder.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to Qualified Investors. Neither Essential Properties, L.P. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.
Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the UK Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom (the “UK”) will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the UK of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Essential Properties, L.P. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”).

PROHIBITION OF SALES TO UK RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law of the UK by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law of the UK by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law of the UK by virtue of the EUWA and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law of the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the UK who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, the “Financial Promotion Order”), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the UK, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Essential Properties, L.P. or Essential Properties Realty Trust, Inc.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the UK.
Notice to Prospective Investors in Switzerland
This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with

Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS
Certain legal matters, including certain tax matters and the validity of the notes to be issued and sold in this offering, will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters under Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Latham & Watkins LLP, New York, New York, is counsel for the underwriters in connection with this offering.
EXPERTS
The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus supplement, and information filed separately with the SEC on or after the date of this prospectus supplement and prior to the termination of the offering referred to in this prospectus supplement will automatically be deemed to update and supersede this information. The following documents previously filed with the SEC are incorporated by reference into this prospectus supplement except for any documents or portions thereof deemed to be “furnished” and not “filed” in accordance with SEC rules:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 12, 2025;
•our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 1, 2025;
•our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, filed with the SEC on April 23, 2025 and June 30, 2025, filed with the SEC on July 23, 2025;
•our Current Reports on Form 8-K, filed with the SEC on March  10, 2025, March 20, 2025, March 28, 2025, May 13, 2025, June 2, 2025 (Film No. 251015303) and July 21, 2025 (Item 5.02 only); and
•the description of our common stock contained in the Registration Statement on Form 8-A, dated and filed with the SEC on June 15, 2018, as updated by Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and as subsequently amended or updated.
All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement but prior to the termination of the offering covered hereby shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents. References in this prospectus supplement to documents incorporated by reference shall also include documents deemed to be incorporated by reference.
Information that is “furnished” to the SEC shall not be deemed incorporated by reference into this prospectus supplement or the registration statement of which this prospectus supplement is part.
Any statement made in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus supplement. You should direct requests for these documents to: Essential Properties Realty Trust, Inc., 902 Carnegie Center Boulevard, Suite 520, Princeton, New Jersey 08540, Attention: Secretary (telephone (609) 436-0619).
Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.essentialproperties.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Information Incorporated By Reference”) is not incorporated by reference into this prospectus supplement, and you should not consider it a part of this prospectus supplement, the accompanying prospectus or the registration statement of which they are a part.

PROSPECTUS
Essential Properties Realty Trust, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Units
Guarantees of Debt Securities

Essential Properties, L.P.
Debt Securities

Essential Properties Realty Trust, Inc. may, from time to time, offer and sell, in one or more offerings, shares of its common stock, $0.01 par value per share, shares of its preferred stock, $0.01 par value per share, debt securities, depositary shares, warrants, rights and units. Essential Properties, L.P. may, from time to time, offer and sell debt securities, and, unless otherwise described in the applicable prospectus supplement, Essential Properties Realty Trust, Inc. may guarantee the principal of, and premium (if any) and interest on, any such debt securities.
This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of any offering. You should read this prospectus and any applicable accompanying prospectus supplement, including the documents incorporated by reference, carefully before you make your investment decision.
We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering of such offered securities.
Our common stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “EPRT.” On June 14, 2024, the last reported sales price of our common stock on the NYSE was $27.60 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risk. You should carefully read and consider the risk factors included in the periodic reports and other information that we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus and the prospectus supplement relating to a specific offering of securities. See “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2024

We have not authorized any person to give any information or to make any representations in connection with this prospectus other than those contained or incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is correct as of any date other than the date of the document in which it is contained or such other dates as may be specified in such document, even though this prospectus and such prospectus supplement are delivered or securities are sold pursuant to the prospectus and such prospectus supplement at a later date. Since the respective dates of such documents, our business, financial condition, results of operations and prospects may have changed. We can use this prospectus to sell the securities only if it is accompanied by a prospectus supplement.
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ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may, from time to time, sell the securities described in this prospectus and an accompanying prospectus supplement in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement and any other offering materials may also add, update or change information contained in this prospectus or in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.
This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 that we have filed with the SEC, of which this prospectus is a part, including its exhibits, and the documents incorporated by reference therein.
You should read this prospectus and any prospectus supplement together with any additional information and any other offering materials (including any free writing prospectus) prepared by us or on our behalf, and you should rely only on the information contained or incorporated by reference in such documents. We have not authorized anyone to provide you with different information. You should also read and carefully consider the information in the documents we have referred you to under “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus or any related prospectus supplement may add, update or change information contained in this prospectus or such prospectus supplement. Any information in such subsequent filings that is inconsistent with this prospectus or any such prospectus supplement will supersede the information in this prospectus or such prospectus supplement.
We may offer the securities directly, through agents, or to or through underwriters or dealers. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” below for more information. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.
Unless the context otherwise requires, the words “we,” “our,” “us” and “our company” refer to Essential Properties Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including its operating partnership, and “operating partnership” refers to Essential Properties, L.P., a Delaware limited partnership, through which we hold substantially all of our assets and conduct our operations.

INFORMATION INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information filed separately with the SEC on or after the date of this prospectus and prior to the termination of a particular offering referred to in a prospectus supplement will automatically be deemed to update and supersede this information. The following documents previously filed with the SEC are incorporated by reference into this prospectus, except for any documents or portions thereof deemed to be “furnished” and not filed in accordance with SEC rules:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 14, 2024;
•our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2024
•our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on April 24, 2024;
•our Current Reports on Form 8-K, filed with the SEC on March  7, 2024, March 14, 2024, May 14, 2024 and June 3, 2024; and
•the description of our common stock contained in the Registration Statement on Form 8-A, dated and filed with the SEC on June 15, 2018, as updated by Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and as subsequently amended or updated.
All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus but prior to the termination of the applicable offering covered by this prospectus and any accompanying prospectus supplement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents. References in this prospectus to documents incorporated by reference shall also include documents deemed to be incorporated by reference.
Information that is “furnished” to the SEC shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is part.
Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus. You should direct requests for these documents to: Essential Properties Realty Trust, Inc., 902 Carnegie Center Boulevard, Suite 520, Princeton, New Jersey 08540, Attention: Secretary (telephone (609) 436-0619).
Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.essentialproperties.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Information Incorporated By Reference”) is not incorporated by reference into this prospectus or the registration statement of which it forms a part, and you should not consider it a part of this prospectus or the registration statement.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, and any prospectus supplement, do not contain all of the information in the registration statement and the exhibits to such registration statement. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits to such registration statement. Statements contained in this prospectus and any applicable prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and the applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
We are subject to the information and periodic reporting requirements of the Exchange Act, and we file annual, quarterly and current reports and other information with the SEC. These periodic reports and other information are available through the SEC’s web site at www.sec.gov. They are also available through our web site at www.essentialproperties.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Information Incorporated By Reference”) is not incorporated by reference into this prospectus or the registration statement of which it forms a part, and you should not consider it a part of this prospectus or the registration statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In particular, many statements pertaining to our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for long-term, net leases of freestanding, single-tenant properties, contain forward-looking statements. When used in this prospectus or the documents incorporated by reference in this prospectus, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately,” and “plan,” and variations of such words, and similar words or phrases, that are predictions of future events or trends and that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans, beliefs or intentions of management.
Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements; accordingly, you should not rely on forward-looking statements as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and may not be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•general business and economic conditions;
•risks inherent in the real estate business, including tenant defaults or bankruptcies, illiquidity of real estate investments, fluctuations in real estate values and the general economic climate in local markets, competition for tenants in such markets, potential liability relating to environmental matters and potential damages from natural disasters;
•the performance and financial condition of our tenants;
•the availability of suitable properties to invest in and our ability to acquire and lease those properties on favorable terms;
•our ability to renew leases, lease vacant space or re-lease space as existing leases expire or are terminated;
•volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the Consumer Price Index;
•the degree and nature of our competition;
•our failure to generate sufficient cash flows to service our outstanding indebtedness;
•our ability to access debt and equity capital on attractive terms;
•fluctuating interest rates;
•availability of qualified personnel and our ability to retain our key management personnel;
•changes in, or the failure or inability to comply with, applicable law or regulation;
•our failure to continue to qualify for taxation as a real estate investment trust (“REIT”);
•changes in the U.S. tax law and other U.S. laws, whether or not specific to REITs;
•any adverse impact of the COVID-19 or other pandemic on us or our tenants; and
•additional factors, including, but not limited to, those referred to under the caption “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K, including in “Part I—Item 1A. Risk

Factors,” as well as other risk factors identified in our other reports filed from time to time with the SEC and incorporated by reference herein and in any prospectus supplement.
You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the document in which they are contained. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future events or of our performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.
Because we operate in a highly competitive and rapidly changing environment, new risks emerge from time to time, and it is not possible for management to predict all such risks, nor can management assess the impact of all such risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual events or results.

ESSENTIAL PROPERTIES REALTY TRUST, INC.
We are an internally managed real estate company that acquires, owns and manages primarily single-tenant properties that are net leased on a long-term basis to middle-market companies operating service-oriented or experience-based businesses. We generally invest in and lease freestanding, single-tenant commercial real estate facilities where a tenant services its customers and conducts activities that are essential to the generation of the tenant’s sales and profits.
Substantially all of our assets are held by, and substantially all of our operations are conducted through, our operating partnership, either directly or through subsidiaries. Essential Properties OP G.P., LLC, one of our wholly-owned subsidiaries, is the sole general partner of our operating partnership. As of March 31, 2024, we held a 99.7% limited partner interest in our operating partnership.
We were incorporated under the laws of Maryland on January 12, 2018. Our principal executive offices are located at 902 Carnegie Center Blvd., Suite 520, Princeton, New Jersey 08540. Our main telephone number is (609) 436-0619. Our website is http://www.essentialproperties.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Information Incorporated By Reference”) is not incorporated by reference into this prospectus or the registration statement of which it forms a part, and you should not consider it a part of this prospectus or the registration statement. The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information under “Information Incorporated by Reference” and “Where You Can Find More Information” in this prospectus.

RISK FACTORS
Investment in the offered securities involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any free writing prospectus that we may prepare in connection with the offered securities, including, without limitation, the risks of an investment in our company under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, as updated in our subsequent filings with the SEC under Exchange Act. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects and might cause you to lose all or a part of your investment in the offered securities.

GUARANTOR DISCLOSURES
Essential Properties Realty Trust, Inc. may guarantee debt securities of the operating partnership as described in “Description of Debt Securities” in this prospectus and as further described in an applicable prospectus supplement. Any such guarantees by Essential Properties Realty Trust, Inc. will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such guaranteed debt securities. Essential Properties Realty Trust, Inc. owns all of its assets and conducts all of its operations through the operating partnership and the operating partnership is consolidated into Essential Properties Realty Trust, Inc.’s financial statements.
We and our operating partnership have filed this prospectus with the SEC registering, among other securities, debt securities of our operating partnership, which will be fully and unconditionally guaranteed by the Company. Under Rule 3-10 of Regulation S-X, separate consolidated financial statements of our operating partnership have not been presented.
As permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for our operating partnership because the combined assets, liabilities and results of operations of our operating partnership are not materially different than the corresponding amounts in Essential Properties Realty Trust, Inc.’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we will loan or contribute the net proceeds from the offering of securities by us under this prospectus to our operating partnership. Our operating partnership will use such proceeds from us or from any sale of offered securities by it for general business and working capital purposes, including funding investment activity and the repayment of outstanding indebtedness. Pending such uses, net proceeds from the sale of any offered securities initially may be temporarily invested in interest-bearing accounts and short-term, interest-bearing securities or other investments that are consistent with our intention to continue to qualify for taxation as a REIT for federal income tax purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK
General
This prospectus describes the general terms of our common stock. For a more detailed description of our common stock, you should read the applicable provisions of the Maryland General Corporation Law (the “MGCL”) and our charter and bylaws. Copies of our charter and bylaws are filed with the SEC and are incorporated by reference as exhibits to the registration statement, of which this prospectus is a part. See “Where You Can Find More Information” and “Information Incorporated by Reference.”
Our charter authorizes us to issue up to 500,000,000 shares of common stock, $0.01 par value per share. A majority of our entire board of directors has the power, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue. As of June 14, 2024, there were 175,330,314 shares of common stock issued and outstanding.
Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of stockholders’ status as stockholders.
Terms
All shares of our common stock that may be offered and sold pursuant to the registration statement of which this prospectus forms a part will be duly authorized, fully paid and nonassessable. Stockholders are entitled to receive distributions when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Stockholders are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock, including any shares of preferred stock we may issue, ranking senior to our common stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock.
Subject to our charter restrictions on ownership and transfer of our stock and the terms of any other class or series of our stock, each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. Cumulative voting in the election of directors is not permitted. Directors are elected by a plurality of the votes cast at the meeting in which directors are being elected and at which a quorum is present. This means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
Our common stockholders have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our capital stock. Our charter provides that our stockholders generally have no appraisal rights unless our board of directors determines that appraisal rights will apply to one or more transactions in which our common stockholders would otherwise be entitled to exercise such rights. Subject to our charter restrictions on ownership and transfer of our stock, holders of shares of our common stock will have equal dividend, liquidation and other rights.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, convert into another form of entity, engage in a statutory share exchange or engage in a similar transaction unless such transaction is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors or the vote required to amend the removal provisions. Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity, all of the equity interests of which are owned, directly or indirectly, by the corporation.

Because our operating assets are held by our operating partnership, Essential Properties, L.P. or its wholly owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.
Power to Reclassify Unissued Shares of Common Stock and Issue Additional Shares of Common Stock
Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, including classes or series of preferred stock, and to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and the terms of any other class or series of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each such class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests.
Transfer Agent and Registrar
The registrar and transfer agent for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on the NYSE under the symbol “EPRT.”

DESCRIPTION OF PREFERRED STOCK
General
This prospectus describes the general terms of our preferred stock. For a more detailed description of our preferred stock, you should read the applicable provisions of the MGCL and our charter and bylaws. Copies of our charter and bylaws are filed with the SEC and are incorporated by reference as exhibits to the registration statement, of which this prospectus is a part. See “Where You Can Find More Information” and “Information Incorporated by Reference.”
Under our charter, we are authorized to issue up to 150,000,000 shares of preferred stock, $0.01 par value per share, in one or more classes or series. Under the terms of our charter, our board of directors is authorized to classify any unissued shares of our preferred stock and to reclassify any previously classified but unissued shares of preferred stock into other classes or series of stock. Accordingly, we may issue one or more classes or series of preferred stock with preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are senior to the rights of our common stockholders. Before the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. We have no preferred stock outstanding, and we have no present plans to issue preferred stock in the immediate future.
Terms
The prospectus supplement relating to any class or series of preferred stock that we may offer will contain the specific terms of the class or series of preferred stock. These terms may include the following:
•the designation of the class or series and the number of shares of the class or series;
•the price at which the preferred stock will be offered;
•the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;
•the voting rights, if any, of the holders of shares of the preferred stock being offered;
•the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;
•the liquidation preference per share;
•the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;
•the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;
•any listing of the preferred stock being offered on any securities exchange;
•whether interests in the shares of the class or series will be represented by depositary shares;
•a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;
•any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights or rights upon liquidation, dissolution or the winding up of our affairs;
•information with respect to book-entry procedures, if any; and
•any additional rights, preferences, qualifications, limitations and restrictions of the series.
Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.
Power to Issue Additional Shares of Preferred Stock
We believe that the power to issue additional shares of our preferred stock and to classify or reclassify unissued shares of our preferred stock and to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without action by our stockholders, unless stockholder approval is required by applicable law, the terms of any class or series of our stock or the rules of any stock exchange or automated quotation system on which our stock may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest. In addition, our issuance of additional shares of stock in the future could dilute the voting and other rights of your shares. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

DESCRIPTION OF DEBT SECURITIES
As used in this section only, references to “we,” “our” and “us” refer either to Essential Properties Realty Trust, Inc. or Essential Properties, L.P., as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
With respect to any debt securities issued by Essential Properties Realty Trust, Inc., such debt securities will be issued under an indenture between Essential Properties Realty Trust, Inc. and U.S. Bank Trust Company, National Association, as trustee (the “EPRT Indenture”). With respect to any debt securities issued by Essential Properties, L.P., such debt securities will be issued under the indenture, dated as of June 28, 2021, as amended and supplemented from time to time, among Essential Properties, L.P., Essential Properties Realty Trust, Inc. and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Operating Partnership Indenture”). Unless the context otherwise requires, references to the “indenture” shall mean the EPRT Indenture and the Operating Partnership Indenture. We have summarized select portions of the indenture below. The summary is not complete. Each of the EPRT Indenture and the Operating Partnership Indenture has been filed as an exhibit to the registration statement and you should read the applicable indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of the board of directors of Essential Properties Realty Trust, Inc. (with respect to debt securities of Essential Properties Realty Trust, Inc.) or the member of Essential Properties OP G.P., LLC (with respect to debt securities of Essential Properties, L.P.) and set forth or determined in the manner provided in such resolution, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•whether the issuer of the debt securities is Essential Properties Realty Trust, Inc. or Essential Properties, L.P.;
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;

•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and any premium and interest on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on the debt securities will be made;
•if payments of principal of, or any premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities or any guarantees;
•any addition to, deletion of or change in the Events of Default (as defined below) described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
Under the indenture, we or our operating partnership may consolidate with, or sell, lease or convey all or substantially all of our respective assets to, or merge with or into, any other entity, provided that the following conditions are met:
•we or our operating partnership, as the case may be, shall be the continuing entity, or the successor entity (if other than us or our operating partnership, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under U.S. laws and expressly assume payment of principal of, and premium, if any, and interest, if any, on, all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the indenture;
•immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and
•an officer’s certificate covering these conditions shall be delivered to the trustee.
In the case of any such consolidation, sale, conveyance or merger, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, us or our operating partnership, as the case may be, under the indenture and, subject to the terms of the indenture, we or our operating partnership, as the case may be, will be released from our or its obligations, as the case may be, under the indenture.
Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, there is uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.
Guarantees
Unless otherwise described in the applicable prospectus supplement, the debt securities issued by Essential Properties, L.P. will be fully and unconditionally guaranteed by Essential Properties Realty Trust, Inc. These guarantees will be joint and several obligations of the guarantor. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of the guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default for 30 days in the payment of any installment of interest under any series of debt securities;
•default in the payment of the principal amount or any other portion of the redemption price due with respect to any series of debt securities, when the same becomes due and payable;
•if applicable, the guarantee of the guarantor is not (or is claimed by the guarantor in writing to the trustee not to be) in full force and effect (other than in accordance with the terms of the indenture) with respect to any series of debt securities;
•failure by us or the guarantor to comply with any of our or the guarantor’s respective other agreements in any series of debt securities or the indenture with respect to such series of debt securities upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of such series of debt securities then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice; or
•certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or the guarantor, if applicable, or all or substantially all of their respective property.
If an Event of Default with respect to any series of debt securities occurs and is continuing (other than an Event of Default specified in the last bullet immediately above, which shall result in an automatic acceleration), then, in every case, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal amount of and accrued and unpaid interest, if any, on all of the debt securities of such series to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect any series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the declaration and its consequences if:
•we or the guarantor, if applicable, shall have deposited with the trustee all required payments of the principal of, and premium, if any, and interest on, such series of debt securities, plus certain fees, expenses, disbursements and advances of the trustee; and
•all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof), or premium, if any, and interest on, such series of debt securities, have been cured or waived as provided in the indenture.
The indenture also provides that the holders of not less than a majority in principal amount of the outstanding series of debt securities may waive any past default with respect to such series of debt securities and its consequences, except a default:
•in the payment of the principal of, and premium, if any, and interest on, such series of debt securities (provided, however, that the holders of a majority in principal amount of the outstanding debt securities of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration); or
•in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.
The trustee will be required to give notice to the holders of such series of debt securities within 90 days of a default with respect to such debt securities actually known to the trustee under the indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of such series of debt securities of any default with respect to such debt securities (except a default in the payment of the principal of, and premium, if any, and interest on, such debt securities) if the trustee considers such withholding to be in the interest of the holders of such debt securities.
The indenture provides that no holder of any series of debt securities may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default with respect to a series of debt securities from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on, such debt securities at the respective due dates thereof. A holder of debt securities may not use the indenture to prejudice the rights of another holder of debt securities or to obtain a preference or priority over another holder of debt securities, except in the manner provided therein and for the equal and ratable benefit of all holders of such series of debt securities.
Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities then outstanding under the indenture, unless the holders of debt securities shall have offered to the trustee security or indemnity reasonably satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of such series (or of all the debt securities then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, or which the trustee determines would involve the trustee in personal liability.
Within 120 days after the close of each fiscal year, we and the guarantor, if applicable, must deliver an officer’s certificate certifying to the trustee whether or not the signing officers have knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.
Modification and Waiver
Modifications and amendments of the indenture with respect to the debt securities of each series will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series; provided, however, that no modification or amendment may, without the consent of each holder affected:
•reduce the amount of debt securities whose holders must consent to an amendment or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of, or premium, if any, on, or change the fixed maturity of, any debt security;
•waive a default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of, or premium, if any, or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or premium, if any, or interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;
•waive a redemption payment with respect to any debt security; or
•if applicable, release the guarantor as a guarantor of any debt security other than as provided in the indenture or modify the guarantee in any manner adverse to the holders of any debt security.
Notwithstanding the foregoing, modifications and amendments of the indenture with respect to the debt securities of any series will be permitted to be made by us and the trustee without the consent of any holder of any debt security for any of the following purposes:
•to cure any ambiguity, defect or inconsistency in the indenture if this action shall not adversely affect the interests of holders of any debt security in any material respect;
•to evidence a successor to us as obligor or the guarantor as guarantor, if applicable, under the indenture with respect to such debt securities;
•to make any change that does not adversely affect the interests of the holders of any debt security then outstanding;
•to provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture;

•to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;
•if applicable, to reflect the release of the guarantor, as guarantor, in accordance with the provisions of the indenture;
•to secure any series of debt securities; and
•to add guarantors with respect to any series of debt securities.
In determining whether the holders of the requisite principal amount of outstanding debt securities of a particular series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities of such series, the indenture provides that debt securities owned by us or the guarantor, if applicable, or any other obligor upon the debt securities of such series or any affiliate of ours or the guarantor, if applicable, or any of the other obligors shall be disregarded.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of cash in U.S. dollars and/or U.S. Government Obligations (as defined below) that, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, and premium, if any, and interest, if any, on, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service (“IRS”) a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
“U.S. Government Obligations” means securities which are direct obligations of, or guaranteed by, The United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt, if such custodian is not authorized (except as required by law) to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with certain covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
•irrevocably depositing with the trustee cash in U.S. dollars and/or U.S. Government Obligations that, through the payment of principal and interest in accordance with their terms, will provide cash in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, and premium, if any, and interest, if any, on debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
If we exercise our option to effect covenant defeasance with respect to the debt securities of any series and such debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of cash in U.S. dollars and/or U.S. Government Obligations on deposit with the trustee may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.
Satisfaction and Discharge
The indenture will provide that it will be discharged and will cease to be of further effect as to all debt securities of a particular series issued thereunder, when:
•either:
•all debt securities of such series that have been authenticated and delivered (other than debt securities of such series that have been destroyed, lost or stolen or destroyed and that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust and thereafter repaid) have been delivered to the trustee for cancellation; or
•all debt securities of such series that have not been delivered to the trustee for cancellation: (i) have become due and payable by reason of sending a notice of redemption or otherwise; (ii) will become due and payable at their stated maturity within one year; (iii) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense; or (iv) are deemed paid and discharged as set forth under the caption “—Defeasance of Debt Securities and Certain Covenants in Certain Circumstances—Legal Defeasance”; and we, in case of (i), (ii) or (iii), have irrevocably deposited or caused to be deposited with the trustee in trust cash in U.S. dollars and/or U.S. Government Obligations that, through the payment of principal and interest in accordance with their terms, will provide cash sufficient to pay and discharge the entire indebtedness on the debt securities of such series not delivered to the trustee for cancellation for principal of, and premium, if any, and interest, if any, on, the debt securities of such series to the date of maturity or redemption, as the case may be, in accordance with the terms of the indenture and the debt securities of such series;
•we have paid or caused to be paid all sums payable by it under the indenture; and
•we have delivered to the trustee any deliverables required under the indenture.
No Personal Liability of Directors, Officers, Employees or Stockholders
Except as provided in the indenture, no past, present or future trustee, director, officer, employee, stockholder, member, manager or partner of ours or of the guarantor, if applicable, or of any successor to us or the guarantor, if applicable, will have any liability for any of our or the guarantor’s obligations under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting such debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of debt securities.
Governing Law
The indenture, the debt securities and any guarantees, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, rights or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the offered securities initially will be issued in book-entry form and represented by one or more global notes or global certificates (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the offered securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as the offered securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If the offered securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the offered securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of offered securities will not be entitled to have such securities registered in their names and will not receive physical delivery of such securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of the offered securities take physical delivery of such securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in the offered securities.
DTC may discontinue providing its services as securities depositary with respect to the offered securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of the offered securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the

Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

RESTRICTIONS ON OWNERSHIP AND TRANSFER
In order for us to maintain our qualification for taxation as a REIT under Internal Revenue Code of 1986, as amended (the “Code”), our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly or through certain constructive ownership rules, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and maintaining our qualification as a REIT, among other reasons. The relevant sections of our charter provide that no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock or 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock, in each case excluding any shares of our stock that are not treated as outstanding for federal income tax purposes. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”
The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock and thereby violate the applicable ownership limit.
In addition, certain entities that are defined as designated investment entities in our charter, which generally includes pension funds, mutual funds and certain investment management companies, are permitted to own up to 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding common stock, or 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of all classes and series of stock, so long as each beneficial owner of the shares owned by such designated investment entity would satisfy the ownership limits if those beneficial owners owned directly their pro rata share of our stock owned by the designated investment entity.
Our charter provides that our board of directors, subject to certain limits, upon receipt of a request that complies with any requirement or policy adopted by our board of directors, may retroactively or prospectively exempt a person from either or both of the ownership limits or the designated investment entity limit and establish a different limit on ownership for such person.
Our board of directors may increase or decrease one or both of the ownership limits or the designated investment entity limit for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit or decreased designated investment entity limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit or decreased designated investment entity limit, although any further acquisition of our stock (other than by a previously exempted person) will violate the decreased ownership limit or decreased designated investment entity limit, as applicable. Our board of directors may not increase or decrease any ownership limit or the designated investment entity limit if the new ownership limit or the designated investment entity limit would allow five or fewer persons to actually or beneficially own more than 49.9% in value of our outstanding stock or would cause us to be “closely held” under

Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to continue to qualify as a REIT.
Our charter further prohibits:
•any person from actually, beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to continue to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that would result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income we derive from such tenant, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any of the gross income requirements imposed on REITs); and;
•any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).
Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits, the designated investment entity limit or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.
The ownership limits, the designated investment entity limit and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify or attempt to qualify as a REIT or that compliance with any such restriction is no longer required in order for us to continue to qualify as a REIT.
Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits, the designated investment entity limit or such other limit established by our board of directors, would result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to continue to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable beneficiaries selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner prior to our discovery that the shares had been automatically transferred to a trust as described above must be repaid to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then the transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void and of no force or effect, regardless of any action or inaction by the board of directors, and the intended transferee will acquire no rights in the shares. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.
Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of the shares to the trust (or, in the event of a gift or devise, the last sale price reported on the NYSE on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the last sale price reported on the NYSE on the date we accept, or our designee accepts, such offer. We must reduce the amount payable to the trustee by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.
Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee must sell the shares to a person or persons designated by the trustee who can own the shares without violating the ownership limits, the designated investment entity limit or the other restrictions on ownership and transfer of our stock. Upon such sale, the interest of the charitable beneficiary will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last sale price reported on the NYSE on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee must reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions on such shares. In addition, if prior to discovery by us that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the trustee upon demand.
The trustee will be appointed by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee may, at the trustee’s sole and absolute discretion:
•rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and
•recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.
However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
If our board of directors determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter (whether or not a violation is intended), our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner actually or beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide to us in writing any additional information that we may request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits, the designated investment entity limit and the other restrictions on ownership and transfer of our stock set forth in our charter. In addition, any person that is an actual, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual, beneficial owner or constructive owner must disclose to us in writing such information as we may request in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above. However, in lieu of a legend, the certificate may state that we will furnish a full statement regarding the applicable restrictions on ownership and transfer to the stockholder on request and without charge.
These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and to Maryland law. See “Where You Can Find More Information” and “Information Incorporated by Reference.”
Our Board of Directors
Under our charter and bylaws, the number of directors of our company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required under the MGCL (which is one) nor, unless our bylaws are amended, more than 15.
Removal of Directors
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter), and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:
•any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.
A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.
After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.
These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our board of directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations involving us. As a result, any person will be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. Our bylaws provide that this resolution or any other resolution of our board of directors exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and our board of directors may only adopt an inconsistent resolution, if approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.
Control Share Acquisitions
The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to exercise or direct the exercise of voting power in the election of directors generally but excluding: (1) the person who has made or proposes to make the control share acquisition; (2) any officer of the corporation; or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more of all voting power.
Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors of the Maryland corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock, and this provision of our bylaws cannot be amended without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:
•a classified board;
•a two-thirds vote requirement for removing a director;
•a requirement that the number of directors be fixed only by vote of the directors;
•a requirement that a vacancy on the board be filled only by a vote of the remaining directors (whether or not they constitute a quorum) and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; or
•a majority requirement for the calling of a special meeting of stockholders.

We have elected to be subject to the provision of Subtitle 8 providing that vacancies on our board of directors may be filled only by the remaining directors (whether or not they constitute a quorum) and that a director elected by the board of directors to fill a vacancy will serve for the remainder of the full term of the directorship. We have not elected to be subject to any of the other provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors without stockholder approval. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of these additional provisions of Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors, (2) require, unless called by our chairman, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders and (3) provide that a director may be removed only for cause (as defined in our charter), and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.
Amendments to Our Charter and Bylaws
Except as described herein and as provided in the MGCL, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Any amendment to the provisions of our charter relating to the removal of directors or amendments to such provisions will require the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Our board of directors has the power to amend our bylaws, provided that amendments to the provisions of our bylaws (i) prohibiting our board of directors from revoking, altering or amending its resolution exempting any business combination from the “business combination” provisions of the MGCL or (ii) exempting any acquisition of our stock from the “control share” provisions of the MGCL must be approved by the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors. In addition, our stockholders may amend our bylaws, to the extent permitted by law, if any such amendment is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.
Meetings of Stockholders
Under our bylaws and pursuant to Maryland law, annual meetings of stockholders will be held each year at a date and time, and at a place or by means of remote communication, as determined by our board of directors. Special meetings of stockholders may be called by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, special meetings of the stockholders to act on any matter must be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.
Advance Notice of Director Nominations and New Business
Our bylaws provide that:
•with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders at the annual meeting may be made only:
◦pursuant to our notice of the meeting;
◦by or at the direction of our board of directors; or

◦by a stockholder who was a stockholder of record at the record date set by the board of directors for the meeting, at the time of giving of the notice of the meeting and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our bylaws; and
•with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the special meeting of stockholders, and nominations of individuals for election to our board of directors at a special meeting duly called for the purpose of electing directors may be made only:
◦by or at the direction of our board of directors; or
◦by a stockholder who is a stockholder of record at the record date set by the board of directors for the meeting, at the time of giving of the notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, our bylaws.
Requiring stockholders to give advance notice of nominations and other proposals affords our board of directors and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.
Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The restrictions on ownership and transfer of our stock, the supermajority vote and cause requirements to remove directors, our election to be subject to the provision of Subtitle 8 vesting in our board of directors the exclusive power to fill vacancies on our board of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company.
Further, a majority of our entire board of directors has the power, without stockholder action, to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we are authorized to issue, to classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly classified shares, as discussed under the captions “Description of Common Stock” and “Description of Preferred Stock—Power to Issue Additional Shares of Preferred Stock” and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. These actions may be taken without stockholder approval unless such approval is required by applicable law, the terms of any class or series of our stock other than our common stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.
Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed under the captions “—Meetings of Stockholders” and “—Advance Notice of Director Nominations and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings and provide our stockholders with information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf, (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.
Limitation of Liability and Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or are threatened to be made a party or witness by reason of their service in those or other capacities unless it is established that:
•the act or omission of the director or officer was material to the matter giving rise to the proceeding and the action was committed in bad faith or was the result of active and deliberate dishonesty;
•the director or officer actually received an improper personal benefit in money, property or services; or
•in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
In addition, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. A court may order indemnification for expenses if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.
In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•a written undertaking, which may be unsecured, by the director or officer or on his or her behalf to repay the amount paid if it shall ultimately be determined that the standard of conduct was not met.
Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:
•any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or
•any individual who, while a director or officer of us and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.
Our charter also permits us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders if it determines that it is no longer in our best interest to attempt to, or continue to, qualify as a REIT.

FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material United States federal income tax consequences of an investment in the common stock, preferred stock and depositary shares (together with common stock and preferred stock, the “stock”) of or debt securities issued by Essential Properties Realty Trust, Inc. or debt securities issued by our operating partnership (together with our debt securities, the “debt securities”). Supplemental U.S. federal income tax considerations relevant to the ownership of the other securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Essential Properties Realty Trust, Inc.,” “we,” “our” and “us” mean only Essential Properties Realty Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or Treasury Regulations, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus and the statements in this prospectus are not binding on the IRS or any court. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax consequences described below. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:
•financial institutions;
•insurance companies;
•subchapter S corporations;
•U.S. expatriates;
•broker-dealers;
•persons who mark-to-market our stock or debt securities or our operating partnership’s debt securities;
•regulated investment companies;
•REITs;
•partnerships and trusts;
•persons who hold our stock or debt securities or our operating partnership’s debt securities on behalf of other persons as nominees;
•persons who receive our stock through the exercise of employee stock options or otherwise as compensation;
•persons subject to the alternative minimum tax provisions of the Code;
•persons holding 10% or more (by vote or value) beneficial interest in Essential Properties Realty Trust, Inc.;
•persons holding our stock or debt securities or our operating partnership’s debt securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•stockholders subject to special tax accounting rules as a result of their use of “applicable financial statements” (within the meaning of Section 451(b)(3) of the Code);
•except to the extent discussed below, tax-exempt organizations and foreign investors.

This summary assumes that investors will hold their stock or debt securities as a capital asset within the meaning of Section 1221 of the Code, which generally means property held for investment. In addition, this summary does not address state, local and foreign tax considerations, or taxes other than U.S. federal income taxes (except where specifically noted).
The federal income tax treatment of holders of our stock or debt securities or our operating partnership’s debt securities depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of holding our stock or debt securities or our operating partnership’s debt securities will depend on the holder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our stock or debt securities or our operating partnership’s debt securities.
You are urged to consult your tax advisors regarding the tax consequences to you of:
•the purchase, ownership or disposition of our stock or debt securities or our operating partnership’s debt securities, including the federal, state, local, non-U.S. and other tax consequences;
•our tax treatment as a REIT for federal income tax purposes; and
•potential changes in applicable tax laws.
Taxation of Our Company
General
We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2018. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”
Sidley Austin LLP has acted as our tax counsel in connection with this offering of our stock, our debt securities, our operating partnership’s debt securities and our federal income tax status as a REIT. Sidley Austin LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2018, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Sidley Austin LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy those requirements. Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Sidley Austin LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we continue to qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay federal income tax as follows:
•First, we will be required to pay tax at the corporate rate on any undistributed REIT taxable income, including undistributed net capital gains.
•Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.
•Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.
•Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.
•Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.
•Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
•Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.
•Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our initial tax basis in the asset is less than the fair market value of the asset on the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of real property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax. See “—Built-In Gains Tax.”
•Ninth, our subsidiaries that are C corporations, including our “taxable REIT subsidiaries,” or TRSs, generally will be required to pay federal corporate income tax on their earnings.

•Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income.” See “—Income Tests” and “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a TRS of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a TRS that is understated as a result of services provided to us or on our behalf.
•Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our stock.
•Twelfth, we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of our stockholders, as described below under “—Requirements for Qualification as a REIT.”
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
•that is managed by one or more trustees or directors;
•that issues transferable shares or transferable certificates to evidence its beneficial ownership;
•that would be taxable as a domestic corporation, but for the special provisions under the Code and Treasury Regulations applicable to REITs;
•that is not a financial institution or an insurance company within the meaning of the Code;
•that is beneficially owned by 100 or more persons;
•not more than 50% in value of the outstanding stock which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year;
•that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated; and
•that meets other tests described below, regarding the nature of its income and assets and the amount of its distributions.
The Code provides that the first through fourth conditions above, inclusive, must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of the sixth condition, the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized, have operated and have issued sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy the conditions listed above, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points above. A description of the share ownership and transfer restrictions relating to our stock is contained in the discussion in this prospectus under the heading “Description of Our Capital Stock—Restrictions on Ownership and

Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in the fifth and sixth bullet points listed above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth bullet point above, we will be treated as having met this requirement. See “—Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries
In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes, including such partnership’s or limited liability company’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, would be treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”
We have control of our operating partnership and the subsidiary partnerships and limited liability companies and have operated, and intend to continue, to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the federal tax requirements described herein, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”
Ownership of Interests in TRSs
We, through our operating partnership, own interests in companies that have elected, together with us, to be treated as our TRSs, and we may acquire securities in additional TRSs in the future. A TRS is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), other than a REIT, in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A TRS is subject to federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset test described below. See “—Asset Tests.” The aggregate value of all securities of any TRS held by us may not exceed 20% of the value of our total assets. For taxable years beginning after December 31, 2017, taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of our TRS to deduct interest, which could increase its taxable income.
Income Tests
We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” interest on obligations adequately secured by mortgages on real property, and certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
•The amount of rent is not based in whole or in part on the income or profits of any person. However, as described above, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;
•Neither we nor an actual or constructive owner of 10% or more of our stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled TRS” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled TRS” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;
•Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”. To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a TRS; and

•We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception (for purposes of such exception, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services) and except as provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a TRS (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.
We generally do not intend, and as the sole owner of the general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not appraised the relative values of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value of such property.
We have entered into and may enter into additional hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, any income from the following hedging transactions, each of which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test:
•a hedging transaction we enter into
•(1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which we clearly identify as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or
•(2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests and
•new hedging transactions we enter into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of.
To the extent that we do not properly identify such transactions as hedges or we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
To the extent our TRSs make distributions, we generally will derive our allocable share of such distribution through our interest in our operating partnership. Such distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.

We monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
•following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations to be issued; and
•our failure to meet these tests was due to reasonable cause and not due to willful neglect.
It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company— General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income.
We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income
Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the sole owner of the general partner of our operating partnership, we intend to cause our operating partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring and owning its properties and to make occasional sales of the properties as are consistent with our investment objective. We do not intend, and do not intend to permit our operating partnership or its subsidiary partnerships or limited liability companies, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a TRS, but such income will be subject to tax at regular U.S. federal corporate income tax rates.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. We intend to set any fees paid to a TRS for such services, and any rent payable to us by a TRS, at arm’s length rates, although the amounts paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid, or on the excess rents paid to us.
Asset Tests
At the close of each calendar quarter, we must also satisfy certain tests relating to the nature and diversification of our assets:
•At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds, certain kinds of mortgage-backed securities and mortgage loans as well as personal property to the extent that rents attributable to such personal property are treated as rents from real property for purposes of the gross income tests described above (i.e., such rent for personal property does not exceed 15% of the total rent for personal and real property). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.
•The aggregate value of all securities of any TRSs held by us may not exceed 20% of the value of our total assets. As long as each of these companies qualifies as a TRS of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of any TRSs in which we may own an interest will not exceed 20% of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
•Not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments are not otherwise secured by real property.
•Of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and TRSs, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership, qualified REIT subsidiary or limited liability company) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership, qualified REIT subsidiary or limited liability company that owns such securities). For example, our indirect ownership, through our operating partnership, of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise any redemption/exchange rights. Accordingly, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership or limited liability company that owns such securities), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets:
•Does not exceed the lesser of:
•1% of the total value of our assets at the end of the applicable quarter or
•$10,000,000, and
•we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including:
•the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued.
•Paying a tax equal to the greater or:
•$50,000 or
•The corporate tax rate multiplied by the net income generated by the nonqualifying assets, and:
•Disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements
To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:
•90% of our REIT taxable income; and
•90% of our after-tax net income, if any, from foreclosure property; minus
•The excess of the certain items of non-cash income over a specified percentage of our income.
For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like- kind exchange that is later determined to be taxable.
In addition, if we acquired any asset from a corporation which was or had been a C corporation in a transaction in which our initial tax basis in the asset was less than the fair market value of the asset on the acquisition date, and we dispose of the asset within the five-year period following such acquisition, our REIT taxable income will be reduced by any taxes that we are required to pay on any gain we recognize from the disposition. See “—Built-In Gains Tax.”
Our deduction for net business interest expense will generally be limited to 30% of our taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If we are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we are eligible to make this election. If we make this election, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are and expect we will continue to be, a publicly offered REIT. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at the corporate tax rate. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. We believe we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as the sole owner of the general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.
Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Like-Kind Exchanges
We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like- kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Failure to Qualify
If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax on our taxable income at the corporate rate. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate U.S. stockholders, including individuals, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies
General
All of our investments are held indirectly through our operating partnership. We are the sole owner of the general partner of our operating partnership. Such general partner entity is treated as a disregarded entity for federal income tax purposes. Our operating partnership is treated as a partnership for U.S. federal income tax purposes, and we are treated as owning our proportionate share of the items of income, gain, loss, deduction and credit of our operating partnership for such purposes. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are treated as disregarded entities for federal income tax purposes. In the future, we may hold investments through entities treated as partnerships for federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Our Company.”
Entity Classification
Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as disregarded entities or partnerships. For example, an entity that would otherwise be treated as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe our operating partnership will be treated as a partnership for U.S. federal income tax purposes, and each of its subsidiary partnerships and limited liability companies will be treated as disregarded entities for federal income tax purposes.
Allocations of Income, Gain, Loss and Deduction
A partnership agreement (or, in the case of a limited liability company treated as a partnership for federal income tax purposes, the limited liability company agreement) will generally determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.
Tax Allocations With Respect to the Properties
Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for federal income tax purposes) in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests will generally carry over to our operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement will require that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships (including a limited liability company treated as a partnership for federal income tax purposes) with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership:
•could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and
•could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership.
An allocation described in the second bullet point above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—General—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.” Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules
New rules applicable to U.S. federal income tax audits of partnerships apply to our operating partnership and any entity in which we directly or indirectly invest that is treated as a partnership for U.S. federal income tax consequences. Any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level regardless of changes in composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. The rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Although final regulations have been issued, questions remain as to how they will apply. However, these rules could increase the U.S. federal income tax, interest and/or penalties economically borne by us in the event of a U.S. federal income tax audit of a subsidiary partnership in comparison to prior law. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our stock.
Built-In Gains Tax
From time to time, we may acquire C corporations in transactions in which the basis of the corporations’ assets in our hands is determined by reference to the basis of the assets in the hands of the acquired corporations, or carry-over basis transactions. In the case of assets we acquire from a C corporation in a carry-over basis transaction, if we dispose of any such asset in a taxable transaction (including by deed in lieu of foreclosure) during the five-year period beginning on the date of the carry-over basis transaction, then we will be required to pay tax at the corporate tax rate on the gain recognized to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date of the carry-over basis transaction. The foregoing result with respect to the recognition of gain assumes that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Any taxes we pay as a result of such gain would reduce the amount available for distribution to our stockholders.
Material U.S. Federal Income Tax Consequences to Holders of Our Stock and Debt Securities and Our Operating Partnership’s Debt Securities
The following is a summary of the material U.S. federal income tax consequences to you of acquiring, owning, and disposing of our stock or debt securities or our operating partnership’s debt securities. As discussed above, this summary assumes that investors will hold their stock or debt securities as a capital asset within the meaning of Section 1221 of the Code, which generally means property held for investment. This discussion also assumes that the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
For purposes of this discussion, a “U.S. stockholder” or “U.S. holder” is a beneficial owner of our stock or debt securities or our operating partnership’s debt securities that, for U.S. federal income tax purposes, is or is treated as:
•a citizen or resident of the United States;
•a corporation created or organized in or under the laws of the United States or any political subdivision thereof;
•an estate whose income is subject to U.S. federal income tax regardless of its source; or
•a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States person are authorized to control all substantial decisions of the trust.
For purposes of this discussion, a “non-U.S. stockholder” or “non-U.S. holder” is a beneficial owner of our stock or debt securities that is not a “U.S. stockholder” or “U.S. holder” and is also not a partnership for U.S. tax purposes.
If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our stock or debt securities or our operating partnership’s debt securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock or debt securities or our operating partnership’s debt securities.
YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF YOUR PURCHASE, OWNERSHIP AND DISPOSITION OF OUR STOCK OR DEBT SECURITIES OR OUR OPERATING PARTNERSHIP’S DEBT SECURITIES.
Taxation of Taxable U.S. Stockholders of Our Stock
Distributions Generally
Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. stockholders, including individuals. For taxable years beginning before January 1, 2026, dividends that we distribute to U.S. stockholders other than corporations that are not designated as capital gain dividends or otherwise treated as qualified dividends generally are eligible for a deduction equal to 20% of the amount of such dividends.
To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder. This treatment will reduce the U.S. stockholder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.
Capital Gain Dividends
Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and do not exceed the total amount of dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year, without regard to the period for which a U.S. stockholder has held its stock. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to our stockholders in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to our stockholders for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our stock for the year.
Retention of Net Capital Gains
We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for federal income tax purposes) would be adjusted accordingly, and a U.S. stockholder generally would:
•include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;
•be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder’s income as long-term capital gain;
•receive a credit or refund for the amount of tax deemed paid by it;
•increase the adjusted tax basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
•in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.
Passive Activity Losses and Investment Interest Limitations
Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Stock
If a U.S. stockholder sells or disposes of shares of our stock, it generally will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. stockholder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be a long-term capital gain or loss if the U.S. stockholder has held such stock for more than one year. However, if a U.S. stockholder recognizes a loss upon the sale or other disposition of stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.
Redemption or Repurchase by Us.
A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
•is “substantially disproportionate” with respect to the U.S. holder;
•results in a “complete redemption” of the U.S. holder’s stock interest in us; or
•is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our stock, and any other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our stock, if any. If a U.S. holder owns no other shares of our stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our stock.
If a redemption or repurchase of shares of our stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Stock.”
Tax Rates
The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is currently 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is currently 20%. However, dividends payable by REITs are generally not eligible for the 20% tax rate on qualified dividend income, except to the extent the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as “capital gain dividends.” In addition, U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. As described above, for taxable years beginning before January 1, 2026, dividends that we distribute to non-corporate U.S. stockholders that are not designated as capital gain dividends or otherwise treated as qualified dividends generally will be eligible for a deduction equal to 20% of the amount of such dividends. Under final regulations recently issued by the IRS, in order to qualify for this deduction with respect to a dividend on our stock, a shareholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain special holding period rules that may, among other consequences, reduce a shareholder’s holding period during any period in which the shareholder has diminished its risk of loss with respect to the shares). Shareholders are urged to consult their tax advisors as to their ability to claim this deduction.
Medicare Tax on Unearned Income
Certain U.S. stockholders that are individuals, estates or trusts will be required to pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of shares. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our stock.
Taxation of Tax-Exempt Stockholders of Our Stock
Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI to a tax-exempt stockholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.
For tax-exempt stockholders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. We will not be a pension-held REIT unless (1) either (a) one pension trust owns more than 25% of the value of our stock, or (b) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of our stock.
Taxation of Non-U.S. Stockholders of Our Stock
The following discussion addresses the rules governing federal income taxation of the purchase, ownership and disposition of our stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership and disposition of shares of our stock, including any tax return filing and other reporting requirements.

If you are a non-U.S. stockholder, this discussion further assumes that:
•you will not have held more than 10% of our stock (taking into account applicable constructive ownership rules) at any time during the five-year period ending on the date on which you dispose of our stock or receive distributions from us; and
•our stock is and will continue to be “regularly traded” on an established securities market located in the United States within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, although there can be no assurance that this will continue to be the case; and
•that you are not a “qualified shareholder”, as defined in Section 897(k)(3)(A) of the Code, which describes certain partnerships and other collective investment vehicles that satisfy various recordkeeping, administrative and other requirements.
If you are a non-U.S. stockholder as to which any of these assumptions is not accurate, and in particular if you are a “qualified shareholder” within the meaning of FIRPTA, you should consult your own tax advisor concerning the tax consequence to you of sales of our stock and the receipt of dividends and other distributions from us.
Distributions Generally
Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of U.S. real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the U.S. to which such dividends are attributable). Under certain tax treaties, however, lower withholding rates generally applicable to U.S. corporate dividends do not apply to dividends from a U.S. REIT. Foreign sovereigns and their agencies and instrumentalities may be exempt from such withholding taxes on REIT dividends under the Code, and pension funds and other tax-exempt organizations from certain countries may be exempt from such withholding taxes under an applicable tax treaty. Dividends that are treated as effectively connected with a U.S. trade or business will generally not be subject to withholding but will be subject to federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to federal income tax. Any such effectively connected dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:
•such non-U.S. stockholder is a pension fund or one of certain other organizations exempt from taxation in a home jurisdiction that has a bilateral tax treaty with the United States providing for an exemption from U.S. withholding tax on dividends;
•such non-U.S. stockholder is a foreign government or a foreign government’s agency or instrumentality not engaged in commercial activities, or a foreign governmental entity that is eligible for Section 892 of the Code and the applicable Treasury Regulations and eligible for exemption from U.S. withholding tax thereunder;
•a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate; or
•the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted tax basis of the non-U.S. stockholder’s stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. stockholder’s adjusted tax basis in such stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits for withholding purposes. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends
Distributions attributable to gain from the disposition of a USRPI will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. See “Taxation of Non-U.S. Stockholders—Distributions Generally.”
Distributions to a non-U.S. stockholder that do not arise from the disposition of a USRPI and that we properly designate as capital gain dividends generally should not be subject to federal income taxation, unless:
•the investment in our stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the U.S. to which such dividends are attributable), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or
•the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. stockholder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. stockholder (even though the individual is not considered a resident of the United States), provided the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses.
Retention of Net Capital Gains
Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of the stock held by stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. stockholders would be able to offset as a credit against their federal income tax liability their proportionate share of the tax that we paid on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax that we paid exceeds their actual federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. stockholders should consult their tax advisors regarding the taxation of such retained net capital gain.
Dispositions of Our Stock
Subject to the previously noted assumptions, if you are a non-U.S. stockholder, you generally will not be subject to U.S. federal income tax on the gain realized upon a sale of our stock unless:
•your shares of our stock are treated as being effectively connected with your U.S. trade or business (and, if a bilateral tax treaty applies, is attributable to a U.S. permanent establishment maintained by you) in which case you will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items; or

•you are a nonresident alien individual who is present in the United States for 183 days or more during the calendar year and certain other conditions are met, in which case you will be subject to a 30% tax on your capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by your U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses.
Redemption or Repurchase by Us.
A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Stockholders of Our Stock—Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Stockholders of Our Stock—Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “—Dispositions of Our Capital Stock.”
Taxation of U.S. Holders of Our Debt Securities and Our Operating Partnership’s Debt Securities
Interest
Stated interest on a debt security will be included in the income of a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. holder’s regular method of accounting.
Sale or Other Taxable Disposition
In general, a U.S. holder of a debt security will recognize gain or loss upon the sale, retirement, redemption or other taxable disposition of that debt security in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received in exchange therefor (excluding any amounts attributable to accrued and unpaid interest, which will be taxable as described above) and (2) the U.S. holder’s adjusted tax basis in that debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the price paid for that debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt securities for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Medicare Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts will be required to pay a 3.8% tax on “net investment income,” which includes, among other things, interest income and net gain from the disposition of debt securities, unless such interest income and net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the debt securities.
Taxation of Non-U.S. Holders of Our Debt Securities and Our Operating Partnership’s Debt Securities
Interest
Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:
•the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote, in the case of our debt securities, or 10% or more of our operating partnership’s capital or profits, in the case of interest paid on our operating partnership’s debt securities;
•the non-U.S. holder is not a controlled foreign corporation related to us, in the case of our debt securities, or our operating partnership, in the case of our operating partnership’s debt securities, through actual or constructive stock ownership (within the meaning of Section 864(d)(4) of the Code);
•the non-U.S. holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and
•either (1) the non-U.S. holder provides its name and address on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certifies, under penalties of perjury, that it is not a U.S. holder, or (2) the non-U.S. holder holds its debt securities through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.
If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax at a rate of 30%, subject to a reduction in or an exemption from withholding as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under an applicable tax treaty.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition
A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, retirement, redemption or other taxable disposition of a debt security (excluding any amounts attributable to accrued and unpaid interest, which will be subject to the rules discussed above) unless:
•the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or
•the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
U.S. Holders
We are required to report to our U.S. holders and the IRS the amount of dividends and interest paid during each calendar year, and the amount of any tax withheld, with respect to our stock and debt securities and our operating partnership’s debt securities. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to payments on our stock and debt securities and our operating partnership’s debt securities, including proceeds from the sale or other taxable disposition thereof, unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding may be allowed as a credit or refund against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such exemption.
Non-U.S. Holders
Generally, we must report annually to the IRS the amount of dividends and interest paid to a non-U.S. holder of our stock or debt securities or our operating partnership’s debt securities, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder’s country of residence.
Payments of dividends, interest or proceeds from the disposition of stock or debt securities made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a United States person.
Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act (“FATCA”)
Withholding taxes may be imposed (at a 30% rate) on certain U.S. source payments made to “foreign financial institutions” and certain other non-U.S. entities. Under these withholding rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and interest to U.S. holders who own shares of our stock or debt securities or our operating partnership’s debt securities through foreign accounts or foreign intermediaries and to certain non-U.S. holders. The withholding tax may be imposed on dividends on our stock or interest on our debt securities or our operating partnership’s debt securities paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or certifies that it is exempt from such obligations or, (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution that is not otherwise exempt, it must either enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or, in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement these rules, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective holders of our stock or debt securities or our operating partnership’s debt securities should consult their tax advisors regarding FATCA.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and an investment in our stock or debt securities or our operating partnership’s debt securities.

PLAN OF DISTRIBUTION
We or our operating partnership may sell the securities offered by this prospectus from time to time:
•through underwriters or dealers;
•through agents;
•directly to one or more purchasers; or
•through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Certain legal matters, including certain tax matters, will be passed upon for us by Sidley Austin LLP, New York, New York. Venable LLP, Baltimore, Maryland, has issued an opinion to us regarding certain matters of Maryland law.
EXPERTS
The audited consolidated financial statements as of and for the year ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

$400,000,000
Essential Properties, L.P.
5.400% Senior Notes due 2035
guaranteed by
Essential Properties Realty Trust, Inc.

PROSPECTUS SUPPLEMENT

Wells Fargo Securities
Mizuho
BMO Capital Markets
BofA Securities
Capital One Securities
TD Securities
Truist Securities
Barclays
BNP PARIBAS
Citigroup
Citizens Capital Markets
Goldman Sachs & Co. LLC
Huntington Capital Markets
Morgan Stanley
Regions Securities LLC
Scotiabank
Stifel
Wolfe Capital Markets and Advisory
August 18, 2025